Exhibit 3.1

ARTICLES OF AMENDMENT

OF

CONDOR HOSPITALITY TRUST, INC.

Condor Hospitality Trust, Inc., a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST:    The charter of Condor Hospitality Trust, Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that, immediately upon the Reverse Stock Split Effective Time (as defined below), every six and one-half (6.5) shares of the common stock, $.01 par value per share (the “Common Stock”), of the Corporation that were issued and outstanding immediately before the Reverse Stock Split Effective Time shall be combined into one (1) issued and outstanding share of Common Stock, $.065 par value per share, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).

A stockholder who otherwise would be entitled to receive a fractional share interest as a result of the Reverse Stock Split shall, with respect to such fractional share interest, be entitled to receive cash from the Corporation in lieu of such fractional share interest in an amount equal to the product of (i) the fractional share interest otherwise issuable to such stockholder as a result of the Reverse Stock Split, multiplied by (ii) the volume weighted average price of the Common Stock on the five trading days prior to, and excluding, March 15, 2017, as reported by the NASDAQ Stock Market.

Each certificate that, immediately prior to the Reverse Stock Split Effective Time, represented shares of the Common Stock (the “Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND:    The amendment to the charter of the Corporation as set forth in Article FIRST above has been duly approved by a majority of the Board of Directors of the Corporation as required by the Maryland General Corporation Law (the “MGCL”). Pursuant to Section 2-309(e)(2) of the MGCL, no stockholder approval was required.

THIRD:    The charter of the Corporation is hereby amended, effective immediately after the Reverse Stock Split Effective Time, to decrease the par value of the shares of Common Stock of the Corporation issued and outstanding immediately after the Reverse Stock Split from $0.065 per share to $.01 per share.

FOURTH:    The amendment to the charter of the Corporation as set forth in Article THIRD above has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth in Article THIRD above is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

FIFTH:    These Articles of Amendment shall become effective at 4:01 p.m. (Eastern Time) on March 15, 2017 (the “Reverse Stock Split Effective Time”).

SIXTH:    The amendments to the charter of the Corporation as set forth above do not increase the authorized stock of the Corporation.

SEVENTH:    The undersigned Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on March 15, 2017.

Condor Hospitality Trust, Inc.

By:	/s/ J. William Blackham
Name: J. William Blackham
Title: Chief Executive Officer

ATTEST:

By:	/s/ Lauren Green
Name: Lauren Green
Title: Secretary

ARTICLES OF AMENDMENT

TO THE

AMENDED AND

RESTATED ARTICLES OF INCORPORATION

OF

SUPERTEL HOSPITALITY, INC.

Supertel Hospitality, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST: The Corporation desires to amend its Amended and Restated Articles of Incorporation as currently in effect (the “Articles”).

SECOND: Article I of the Articles is hereby amended in its entirety as follows:

“I.

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is Condor Hospitality Trust, Inc.”

THIRD: This amendment to the Articles as hereinabove set forth has been duly advised and approved by a majority of the entire board of directors and that the amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH: The undersigned Chief Executive Officer acknowledges these Articles of Amendment to be the act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH: These Articles of Amendment shall become effective as of the later of (i) the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment for record, or (ii) 12:01 a.m. (Eastern Time) on July 15, 2015.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to it by its Treasurer on this 14th day of July, 2015.

SUPERTEL HOSPITALITY, INC.

By:	/s/ J. William Blackham
Name: J. William Blackham
Title: Chief Executive Officer

ATTEST

By:	/s/ Patrick E. Beans
Name: Patrick E. Beans
Title: Treasurer

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SUPERTEL HOSPITALITY, INC.

I.

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is Supertel Hospitality, Inc.

II.

PURPOSE

The purpose for which this Corporation is formed is to transact any and all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Maryland General Corporation Law, as amended from time to time.

III.

STOCK

The total number of shares of stock that the Corporation has authority to issue is 200,000,000 shares of Common Stock, $.01 par value per share, and 40,000,000 shares of Preferred Stock, $.01 par value per share. The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the shareholders of the Corporation, may amend the Articles of Incorporation from time to time to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class or series that the Corporation has authority to issue.

No holder of shares of capital stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions as may be fixed by the Board of Directors.

IV.

PRINCIPAL OFFICE AND RESIDENT AGENT

The name and address of the resident agent for service of process of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The address of the Corporation’s principal office in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The Corporation may have such other offices and places of business within or outside the State of Maryland as the board of directors may from time to time determine.

V.

BOARD OF DIRECTORS

A.	The Corporation shall have a Board of Directors consisting of not less than three (3) nor more than eleven (11) members. A director need not be a shareholder. At the annual meeting of shareholders, the shareholders shall elect directors to serve a one-year term and until their successors are duly elected and qualified.

B.	Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director’s term of office), a majority of the Board of Directors shall be comprised of persons who are “Independent Directors.” Independent Directors are persons who are not officers or employees of the Corporation or “Affiliates” of (i) any advisor to the Corporation under an advisory agreement, (ii) any lessee of any property of the Corporation, (iii) any subsidiary of the Corporation or (iv) any partnership which is an Affiliate of the Corporation.

C.	For purposes of the foregoing subsection, “Affiliate” of a person shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding directors and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term “person” means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

D.	Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of the Corporation), the provisions of this Article V shall not be amended, altered, changed or repealed without the approval of a majority of the members of the Board of Directors or the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting separately as a class.

VI.

AMENDMENTS

Except as expressly otherwise required by these Articles of Incorporation, (i) an amendment to or restatement of these Articles of Incorporation for which the Maryland General Corporation Law requires shareholder approval, (ii) the approval of a plan of merger or share exchange for which the Maryland General Corporation Law requires shareholder approval, (iii) the approval of a sale of all, or substantially all of the Corporation’s property, other than in the usual and regular course of business or (iv) the approval of the dissolution of the Corporation shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting any such matter to the shareholders the Board of Directors shall require a greater vote.

VII.

LIMITATION OF LIABILITY AND INDEMNIFICATION

A.	To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation or its predecessor shall be liable to the Corporation or its shareholders for money damages. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or its predecessor and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation or its predecessor and at the request of the Corporation or its predecessor, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Articles of Incorporation and bylaws shall vest immediately upon election of a director or officer. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors. The indemnification and payment or reimbursement of expenses provided in these Articles of Incorporation shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

B.	No amendment of the Articles of Incorporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VII in respect of any act or omission that occurred prior to such amendment or repeal.

VIII.

REIT STATUS

The Corporation shall seek to elect and maintain status as a REIT under the Code. It shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The Board of Directors shall take no action to disqualify the Corporation as a REIT or to otherwise revoke the Corporation’s election to be taxed as a REIT without the affirmative vote of two-thirds (2/3) of the number of shares of Common Stock entitled to vote on such matter at a special meeting of the shareholders.

IX.

OWNERSHIP LIMITATIONS

A. Restrictions	on Transfer.

1.    Definitions. The following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (B)(1) of Article IX hereof.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Constructive Ownership” shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” and “Constructively Owned” shall have correlative meanings.

“Equity Stock” shall mean Preferred Stock and Common Stock of the Corporation. The term “Equity Stock” shall include all shares of Preferred Stock and Common Stock of the Corporation that are held as Shares-in-Trust in accordance with the provisions of Section (B) of Article IX hereof.

“Market Price” on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or the Nasdaq Stock Market or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange or the Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock selected by the Board of Directors.

“Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

“Ownership Limit” shall mean, with respect to the Common Stock, 9.9% of the number of outstanding shares of Common Stock and, with respect to any class or series of Preferred Stock, 9.9% of the number of outstanding shares of such class or series of Preferred Stock.

“Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (B)(5) of Article IX hereof.

“Person” shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Section 12(d)(3) of the Securities Exchange Act of 1934, as amended.

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section (A)(3) of Article IX hereof, would own record title to shares of Equity Stock.

“Redemption Rights” shall mean the rights granted under the Supertel Limited Partnership Agreement to the limited partners to redeem, under certain circumstances, their limited partnership interests for shares of Common Stock (or cash at the option of the Corporation).

“Restriction Termination Date” shall mean the first day after which (i) the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and (ii) there is an affirmative vote of two-thirds of the number of shares of Common Stock entitled to vote on such matter at a special meeting of the shareholders of the Corporation.

“Shares-in-Trust” shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section (A)(3) of Article IX hereof.

“Supertel Limited Partnership Agreement” shall mean the agreement of limited partnership establishing Supertel Limited Partnership, a Virginia limited partnership, as amended and restated from time to time.

“Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall not have the correlative meaning.

“Trust” shall mean any separate trust created pursuant to Section (A)(3) of Article IX hereof and administered in accordance with the terms of Section (B) of Article IX hereof, for the exclusive benefit of any Beneficiary.

“Trustee” shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

2.    Restriction on Transfers.

(a)    Except as provided in Section (A)(7) of Article IX hereof, prior to the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

(b)     Except as provided in Section (A)(7) of Article IX hereof, prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

(c)     Prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

(d)    Prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

3.     Transfer to Trust.

(a)    If, notwithstanding the other provisions contained in this Section (A) of Article IX, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in Section (A)(7) of Article IX hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section (B) of Article IX hereof, transferred automatically and by operation of law to the Trust to be held in accordance with that Section (B) of Article IX, and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(b)    If, notwithstanding the other provisions contained in this Section (A) of Article IX, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section (B) of Article IX hereof, transferred automatically and by operation of law to the Trust to be held in accordance with that Section (B) of Article IX, and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

4.    Remedies For Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (A)(2) of Article IX hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (A)(2) of Article IX hereof, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

5.     Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section (A)(2) of Article IX hereof, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section (A)(3) of Article IX hereof, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation’s status as a REIT.

6.     Owners Required To Provide Information. Prior to the Restriction Termination Date:

(a)    Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of all classes of capital stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

(b)    Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

7.     Exception. The Ownership Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in Section (A)(2) of Article IX hereof will not be violated following the distribution by such underwriter of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Section (A)(2)(b), Section (A)(2)(c), and/or Section (A)(2)(d) of Article IX hereof will not be violated, may exempt a Person from the Ownership Limit provided that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of shares of Equity Stock will violate the Ownership Limit and (ii) such Person agrees in writing that any violation or attempted violation will result in such transfer to the Trust of shares of Equity Stock pursuant to Section (A)(3) of Article IX hereof (except the foregoing Section (A)(7)(i) and Section (A)(7)(ii) shall not be required from a Person with respect to Series D Cumulative Convertible Preferred Stock so long as the Board of Directors is able to obtain the opinion of counsel specified in this Section (A)(7) of Article IX).

B.     Shares-in-Trust.

1.	Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section (A)(3) of Article IX hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section (A)(3) of Article IX hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section (B)(5) of Article IX hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

2.	Dividend Rights. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section (A)(3) of Article IX hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

3.

Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section (B)(3) of Article IX in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

4.	Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section (A)(3) of Article IX hereof, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

5.	Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section (A)(3) of Article IX hereof. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (B)(5) of Article IX, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section (B)(6) of Article IX hereof.

6.

Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section (B)(5) of Article IX hereof or following the acceptance of the offer to purchase such shares in accordance with Section (B)(7) of Article IX hereof) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the

Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section (B)(5) of Article IX hereof. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (B)(6) shall be distributed to the Beneficiary in accordance with the provisions of Section (B)(5) of Article IX hereof. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (B), by such Trustee or the Corporation.

7.	Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section (A)(5) of Article IX hereof.

C.	Remedies Not Limited. Nothing contained in this Article IX shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

D.	Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Section (A)(1) of Article IX hereof, the Board of Directors shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it.

E.	Legend. Each certificate for shares of Equity Stock shall bear the following legend:

“The shares of [Common or Preferred] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such class or series of Preferred Stock, (iii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own shares of Equity Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code, or (v) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation’s Amended and Restated Articles of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.”

F.	Severability. If any provision of this Article IX or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

X.

ESTABLISHMENT OF SERIES A CUMULATIVE PREFERRED STOCK

Pursuant to Article III hereof, the Board of Directors has established the following Series of Preferred Stock.

A.     Terms of the Series A Cumulative Preferred Stock.

1.	Designation and Number. A series of Preferred Stock, designated the “Series A Cumulative Preferred Stock”, is hereby established. The number of authorized shares of Series A Cumulative Preferred Stock shall be 2,500,000.

2.	Maturity. The Series A Cumulative Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.	Rank. The Series A Cumulative Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) prior or senior to the Common Stock issued by the Corporation; (b) prior or senior to all classes or series of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank junior to the Series A Cumulative Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (c) on a parity with all classes or series of shares of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank on a parity with the Series A Cumulative Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation (the “Parity Shares”) and (d) junior to all existing and future indebtedness of the Corporation.

4.     Dividends.

(a)    Holders of Series A Cumulative Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors of the Corporation, or a duly authorized committee thereof, and declared by the Corporation out of funds of the Corporation legally available for payment, preferential cumulative cash dividends at the rate of 8% per annum of the Liquidation Preference (as defined below) per share (equivalent to a fixed annual amount of $.80 per share). Such dividends shall be cumulative from the date of original issue and shall be payable in arrears on the last day of each month (or, if not a Business Day (as defined below), the next succeeding Business Day, each a “Dividend Payment Date”) for the period ending on such Dividend Payment Date, commencing on the date of issue. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close. The first dividend will be paid on January 31, 2006 with respect to the period beginning on the date of issue and ending on January 31, 2006. Each Share of Series A Convertible Preferred Stock, $0.01 par value per share of the Corporation’s predecessor, Supertel Hospitality, Inc., a Virginia corporation, was converted into one share of Series A Cumulative Preferred Stock of the Corporation. For the avoidance of doubt, dividends previously paid by the Corporation’s predecessor, and dividends accrued but unpaid until time of such conversion, with respect to such predecessor’s Series A Convertible Preferred Stock, $0.01 par value per share, are, respectively, payments of dividends and accrued but unpaid dividends in the amounts and for the same periods provided for herein with respect to the Series A Cumulative Preferred Stock of the Corporation. Any dividend payable on the Series A Cumulative Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on the share records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the Dividend Payment Date occurs or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on Series A Cumulative Preferred Stock shall be authorized by the Board of Directors of the Corporation or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series A Cumulative Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series A Cumulative Preferred Stock will accumulate and earn additional dividends at 8%, compounded monthly. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any other class or series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series A Cumulative Preferred Stock (other than a dividend payable in capital stock of the Corporation ranking junior to the Series A Cumulative Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Cumulative Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Cumulative Preferred Stock and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Series A Cumulative Preferred Stock, all dividends declared upon the Series A Cumulative Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Series A Cumulative Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Cumulative Preferred Stock and such other class or series of Preferred Stock, shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A

Cumulative Preferred Stock and such other class or series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Cumulative Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than a dividend payable in capital stock of the Corporation ranking junior to the Series A Cumulative Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Cumulative Preferred Stock as to dividends or upon liquidation, nor shall the Common Stock, or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Cumulative Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for any other class or series of capital stock of the Corporation ranking junior to the Series A Cumulative Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”)). Holders of Series A Cumulative Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Cumulative Preferred Stock as provided above. Any dividend payment made on the Series A Cumulative Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(e)    If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series A Cumulative Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series A Cumulative Preferred Stock for the year bears to the Total Dividends. The Corporation may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series A Cumulative Preferred Stock would include in income their appropriate share of the Corporation’s undistributed long-term capital gains, as designated by the Corporation.

5.     Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Cumulative Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $10.00 per share (the “Liquidation Preference”) in cash or property at its fair market value as determined by the Board of Directors of the Corporation, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of the Corporation’s Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series A Cumulative Preferred Stock as to liquidation rights. The Corporation will promptly provide to the holders of the Series A Cumulative Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of the Series A Cumulative Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, unless a liquidation, dissolution or winding up of the Corporation is effected in connection with, or as a step in a series of transactions by which, a consolidation or merger of the Corporation is effected.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of capital stock of the Corporation whose preferential rights upon distribution are superior to those receiving the distribution.

(b)    If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Cumulative Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Cumulative Preferred Stock and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series A Cumulative Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full.

(c)    Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Cumulative Preferred Stock and any Parity Shares, the holders of Common Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Cumulative Preferred Stock and any Parity Shares shall not be entitled to share therein.

6.     Redemption.

(a)    The Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Cumulative Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the Liquidation Preference per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (the “Redemption Date”), without interest. No Series A Cumulative Preferred Stock may be redeemed except with assets legally available for the payment of the redemption price.

Holders of Series A Cumulative Preferred Stock to be redeemed shall surrender such Series A Cumulative Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any of the Series A Cumulative Preferred Stock has been given and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by the Corporation in trust for the pro rata benefit of the holders of any Series A Cumulative Preferred Stock so called for redemption, then from and after the Redemption Date dividends will cease to accrue on such Series A Cumulative Preferred Stock, such Series A Cumulative Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Cumulative Preferred Stock is to be redeemed, the Series A Cumulative Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b)    Unless full cumulative dividends on all Series A Cumulative Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series A Cumulative Preferred Stock shall be redeemed unless all outstanding Series A Cumulative Preferred Stock is simultaneously redeemed and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any Series A Cumulative Preferred Stock (except by exchange for any other class or series of capital stock of the Corporation ranking junior to the Series A Cumulative Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of any Series A Cumulative Preferred Stock in accordance with Article IX hereof, or the purchase or acquisition of Series A Cumulative Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Cumulative Preferred Stock. So long as no dividends are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase any Series A Cumulative Preferred Stock in open-market transactions duly authorized by the Board of Directors of the Corporation and effected in compliance with applicable laws.

(c)    Notice of redemption of the Series A Cumulative Preferred Stock shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice shall be mailed by the Corporation by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to each holder of record of the Series A Cumulative Preferred Stock to be redeemed at such holder’s address as the same appears on the share records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Cumulative Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series A Cumulative Preferred Stock to be redeemed; and (iv) the place or places where the Series A Cumulative Preferred Stock is to be surrendered for payment of the redemption price.

(d)    Immediately prior to any redemption of Series A Cumulative Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the Redemption Date, unless a Redemption Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Cumulative Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)    The Series A Cumulative Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under Article IX hereof.

(f)    Subject to applicable law and the limitation on purchases when dividends on the Series A Cumulative Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any Series A Cumulative Preferred Stock in the open market, by tender or by private agreement.

(g)    All Series A Cumulative Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock in accordance with the applicable provisions of these Articles of Incorporation.

7.     Voting Rights.

(a)    Holders of the Series A Cumulative Preferred Stock will not have any voting rights, except as set forth below.

(b)    Whenever dividends on any Series A Cumulative Preferred Stock shall be in arrears for six consecutive months or nine months, whether or not consecutive, in any twelve month period (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors of the Corporation shall increase by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as hereinafter defined)). The holders of such Series A Cumulative Preferred Stock (voting separately as a class with all other classes or series of Preferred Stock ranking on a parity with the Series A Cumulative Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) will be entitled to vote separately as a class, in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series A Cumulative Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting at which a Preferred Stock Director is to be elected until up to twelve months after all dividends accumulated on such Series A Cumulative Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In the event the directors of the Corporation are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as equal as possible. Within twelve months after all accumulated dividends and the dividend for the then current dividend period on the Series A Cumulative Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on the Series A Cumulative Preferred Stock and all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate within twelve months thereafter and the number of directors then constituting the Board of Directors of the Corporation shall decrease accordingly. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Cumulative Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Cumulative Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)    So long as any shares of Series A Cumulative Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of Series A Cumulative Preferred Stock entitled to cast a majority of the votes entitled to be cast by the holders of the Series A Cumulative Preferred Stock, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

(i)    amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Cumulative Preferred Stock or the holders thereof; or

(ii)    authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking senior to the Series A Cumulative Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any shares of capital stock into any such shares;

provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series A Cumulative Preferred Stock (or any equivalent class or series of stock or shares issued by the surviving corporation, trust or other entity in any merger or consolidation to which the Corporation became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Cumulative Preferred Stock; and provided, further, that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, (ii) any increase in the amount of the authorized shares of such series, in each case ranking on a parity with or junior to the Series A Cumulative Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or (iii) any merger or consolidation in which the Corporation is not the surviving entity if, as a result of the merger or consolidation, the holders of Series A Cumulative

Preferred Stock receive cash in the amount of the Liquidation Preference in exchange for each of their shares of Series A Cumulative Preferred Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)    With respect to the exercise of the above described voting rights, each share of Series A Cumulative Preferred Stock shall have one vote per share, except that when any other class or series of capital stock shall have the right to vote with the Series A Cumulative Preferred Stock as a single class, then the Series A Cumulative Preferred Stock and such other class or series of capital stock shall each have one vote per $10.00 of liquidation preference.

(e)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Cumulative Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(f)    Except as expressly stated in this Article X, the Series A Cumulative Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series A Cumulative Preferred Stock.

8.     Articles of Incorporation and Bylaws. The rights of all holders of the Series A Cumulative Preferred Stock and the terms of the Series A Cumulative Preferred Stock are subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation, including, without limitation, the restrictions on transfer and ownership contained in Article IX of these Articles of Incorporation.

B.	Exclusion of Other Rights.

Except as may otherwise be required by law, the Series A Cumulative Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth in Article X of these Articles of Incorporation (as such article may be amended from time to time) and in the other articles of these Articles of Incorporation. The Series A Cumulative Preferred Stock shall have no preemptive or subscription rights.

C.	Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

D.	Severability of Provisions.

If any voting powers, preferences or relative, participating, optional and other special rights of the Series A Cumulative Preferred Stock or qualifications, limitations or restrictions thereof set forth in Article X of these Articles of Incorporation (as such article may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Cumulative Preferred Stock and qualifications, limitations and restrictions thereof set forth in Article X of these Articles of Incorporation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series A Cumulative Preferred Stock or qualifications, limitations and restrictions thereof shall be given such effect. None of the voting powers, preferences or relative participating, optional or other special rights of the Series A Cumulative Preferred Stock or qualifications, limitations or restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special right of Series A Cumulative Preferred Stock or qualifications, limitations or restrictions thereof unless so expressed herein.

XI.

ESTABLISHMENT OF SERIES B CUMULATIVE PREFERRED STOCK

Pursuant to Article III hereof, the Board of Directors has established the following Series of Preferred Stock.

A.	Terms of the Series B Cumulative Preferred Stock.

1.     Designation and Number. A series of Preferred Stock, designated the “Series B Cumulative Preferred Stock”, is hereby established. The number of authorized shares of Series B Cumulative Preferred Stock shall be 800,000.

2.     Maturity. The Series B Cumulative Preferred Stock has no stated maturity and will not be subject to any sinking fund or, except in the event of a Change of Control (as defined below), mandatory redemption.

3.     Rank. The Series B Cumulative Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) prior or senior to the Common Stock issued by the Corporation; (b) prior or senior to all classes or series of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank junior to the Series B Cumulative Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (c) on a parity with the Series A Cumulative Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation and with all classes or series of shares of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank on a parity with the Series B Cumulative Preferred Stock (the “Parity Shares”) and (d) junior to all existing and future indebtedness of the Corporation.

4.     Dividends.

(a)    Holders of Series B Cumulative Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors of the Corporation, or a duly authorized committee thereof, and declared by the Corporation out of funds of the Corporation legally available for payment, preferential cumulative cash dividends at the rate of 10.0% per annum of the Liquidation Preference (as defined below) per share (equivalent to a fixed annual amount of $25.00 per share). Such dividends shall be cumulative from the date of original issue and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 (or, if not a Business Day (as defined below), the next succeeding Business Day, each a “Dividend Payment Date”) for the period ending on such Dividend Payment Date, commencing on the date of issue.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close. The first dividend on Series B Cumulative Preferred Stock will be paid on June 30, 2008 with respect to the period beginning on the date of issue and ending on June 30, 2008 and will be less than a full quarter payment. Each share of Series B Cumulative Preferred Stock, $0.01 par value per share of the Corporation’s predecessor, Supertel Hospitality, Inc., a Virginia corporation, was converted into one share of Series B Cumulative Preferred Stock of the Corporation. For the avoidance of doubt, dividends previously paid by the Corporation’s predecessor, and dividends accrued but unpaid until time of such conversion, with respect to such predecessor’s Series B Cumulative Preferred Stock, $0.01 par value per share, are, respectively, payments of dividends and accrued but unpaid dividends in the amounts and for the same periods provided for herein with respect to the Series B Cumulative Preferred Stock of the Corporation. Any dividend payable on the Series B Cumulative Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on the share records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of March, June, September or December, as the case may be, immediately preceding the applicable Dividend Payment Date or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on Series B Cumulative Preferred Stock shall be authorized by the Board of Directors of the Corporation or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series B Cumulative Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series B Cumulative Preferred Stock will accumulate but will not bear interest. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any other class or series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series B Cumulative Preferred Stock (other than a dividend payable in capital stock of the Corporation ranking junior to the Series B Cumulative Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Cumulative Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Cumulative Preferred Stock and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Series B Cumulative Preferred Stock, all dividends declared upon the Series B Cumulative Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Series B Cumulative Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Cumulative Preferred Stock and such other class or series of Preferred Stock, shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Cumulative Preferred Stock and such other class or series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Cumulative Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than a dividend payable in capital stock of the Corporation ranking junior to the Series B Cumulative Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series B Cumulative Preferred Stock as to dividends or upon liquidation, nor shall the Common Stock, or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series B Cumulative Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for any other class or series of capital stock of the Corporation ranking junior to the Series B Cumulative Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) or complying with the provisions of Article VIII hereof). Holders of Series B Cumulative Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series B Cumulative Preferred Stock as provided above. Any dividend payment made on the Series B Cumulative Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Accrued but unpaid dividends on the Series B Cumulative Preferred Stock will not bear interest.

5.    Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series B Cumulative Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $25.00 per share (the “Liquidation Preference”) in cash, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of the Corporation’s Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series B Cumulative Preferred Stock as to liquidation rights. The Corporation will promptly provide to the holders of the Series B Cumulative Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of capital stock of the Corporation whose preferential rights upon distribution are superior to those receiving the distribution.

(b)    If upon any liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Cumulative Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Cumulative Preferred Stock and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series B Cumulative Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full.

(c)    Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series B Cumulative Preferred Stock and any Parity Shares, the holders of the Series B Cumulative Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

6.    Redemption.

(a)    The Series B Cumulative Preferred Stock is not redeemable at the Corporation’s option prior to June 3, 2013 except upon a Change of Control or pursuant to the provisions of Article IX hereof. The Corporation, upon not less than 30 nor more than 60 days’ written notice, may at its option on or after June 3, 2013 redeem the Series B Cumulative Preferred Stock, in whole or in part, at any time or from time to time, and shall upon a Change of Control redeem each outstanding share of Series B Cumulative Preferred Stock, in all cases for cash at a redemption price equal to the Liquidation Preference per share, plus all accrued and unpaid dividends thereon to the date of redemption, without interest.

If notice of redemption of any of the Series B Cumulative Preferred Stock has been given and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by the Corporation in trust for the pro rata benefit of the holders of any Series B Cumulative Preferred Stock so called for redemption, then from and after the date of redemption dividends will cease to accrue on such Series B Cumulative Preferred Stock, such Series B Cumulative Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series B Cumulative Preferred Stock is to be redeemed, the Series B Cumulative Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b)    Unless full cumulative dividends on all Series B Cumulative Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series B Cumulative Preferred Stock shall be redeemed unless all outstanding Series B Cumulative Preferred Stock is simultaneously redeemed and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any Series B Cumulative Preferred Stock (except by exchange for any other class or series of capital stock of the Corporation ranking junior to the Series B Cumulative Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of any Series B Cumulative Preferred Stock in accordance with Article IX hereof, or the purchase or acquisition of Series B Cumulative Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Cumulative Preferred Stock. Subject to applicable law and the limitation on purchases when dividends on the Series B Cumulative Preferred Stock are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase any Series B Cumulative Preferred Stock by tender, by private agreement and in open-market transactions duly authorized by the Board of Directors of the Corporation.

(c)    Notice of redemption of the Series B Cumulative Preferred Stock shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the date of redemption. A similar notice shall be mailed by the Corporation by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the date of redemption, addressed to each holder of record of the Series B Cumulative Preferred Stock to be redeemed at such holder’s address as the same appears on the share records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Cumulative Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the date of redemption; (ii) the redemption price; (iii) the number of shares of Series B Cumulative Preferred Stock to be redeemed; (iv) the place or places where the Series B Cumulative Preferred Stock is to be surrendered for payment of the redemption price; and (v) dividends will cease to accrue on the redemption date.

(d)    Immediately prior to any redemption of Series B Cumulative Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the date of redemption, unless a date of redemption falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Cumulative Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)    All Series B Cumulative Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock in accordance with the applicable provisions of these Articles of Incorporation.

(f)    A “Change of Control” shall be deemed to have occurred at such time as (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Voting Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of Voting Stock representing more than 35% of the total voting power of the total Voting Stock of the Corporation on a fully diluted basis; (ii) the date the Corporation sells, transfers or otherwise disposes of all or substantially all of the assets of the Corporation; and (iii) the date of the consummation of a merger or share exchange of the Corporation with another corporation where the shareholders of the Corporation immediately prior to the merger or share exchange would not beneficially own immediately after the merger or share exchange, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all shareholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors of the Corporation immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting Stock” shall mean capital stock of any class or kind having the power to vote generally for the election of directors of the Corporation.

7.    Voting Rights.

(a)    Holders of the Series B Cumulative Preferred Stock will not have any voting rights, except as set forth below.

(b)    Whenever dividends on any Series B Cumulative Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors of the Corporation shall increase by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as hereinafter defined)). The holders of such Series B Cumulative Preferred Stock (voting separately as a class with all other classes or series of Preferred Stock ranking on a parity with the Series B Cumulative Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) will be entitled to vote separately as a class, in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series B Cumulative Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting at which a Preferred Stock Director is to be elected until up to twelve months after all dividends accumulated on such Series B Cumulative Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In the event the directors of the Corporation are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as equal as possible. Within twelve months after all accumulated dividends and the dividend for the then current dividend period on the Series B Cumulative Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on the Series B Cumulative Preferred Stock and all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate (within twelve months thereafter) and the number of directors then constituting the Board of Directors of the Corporation shall decrease accordingly. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Cumulative Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Cumulative Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)    So long as any shares of Series B Cumulative Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of Series B Cumulative Preferred Stock entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the Series B Cumulative Preferred Stock, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

(i)    amend, alter, repeal or make other changes to the provisions of these Articles of Incorporation setting forth the terms of the Series B Cumulative Preferred Stock, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Cumulative Preferred Stock or the holders thereof; or

(ii)    authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking senior to the Series B Cumulative Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or otherwise, or reclassify any shares of capital stock into any such shares;

provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series B Cumulative Preferred Stock (or any equivalent class or series of stock or shares issued by the surviving corporation, trust or other entity in any merger or consolidation to which the Corporation became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Cumulative Preferred Stock; and provided, further, that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, (ii) any increase in the amount of the authorized shares of such series, in each case ranking on a parity with or junior to the Series B Cumulative Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or (iii) any merger or consolidation in which the Corporation is not the surviving entity if, as a result of the merger or consolidation, the holders of Series B Cumulative Preferred Stock receive cash in the amount of the Liquidation Preference in exchange for each of their shares of Series B Cumulative Preferred Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)    With respect to the exercise of the above described voting rights, each share of Series B Cumulative Preferred Stock shall have one vote per share, except that when any other class or series of capital stock shall have the right to vote with the Series B Cumulative Preferred Stock as a single class, then the Series B Cumulative Preferred Stock and such other class or series of capital stock shall each have one vote per $10.00 of liquidation preference.

(e)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Cumulative Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.    Articles of Incorporation and Bylaws.

The rights of all holders of the Series B Cumulative Preferred Stock and the terms of the Series B Cumulative Preferred Stock are subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation, including, without limitation, the restrictions on transfer and ownership contained in Article IX of these Articles of Incorporation.

B.	Exclusion of Other Rights.

Except as may otherwise be required by applicable law, the Series B Cumulative Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth in Article XI of these Articles of Incorporation (as such article may be amended from time to time) and in the other articles of these Articles of Incorporation. The Series B Cumulative Preferred Stock shall have no preemptive or subscription rights.

C.	Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

D.	Severability of Provisions.

If any voting powers, preferences or relative, participating, optional and other special rights of the Series B Cumulative Preferred Stock or qualifications, limitations or restrictions thereof set forth in Article XI of these Articles of Incorporation (as such article may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Cumulative Preferred Stock and qualifications, limitations and restrictions thereof set forth in Article XI of these Articles of Incorporation (as so amended)

which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series B Cumulative Preferred Stock or qualifications, limitations and restrictions thereof shall be given such effect. None of the voting powers, preferences or relative participating, optional or other special rights of the Series B Cumulative Preferred Stock or qualifications, limitations or restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special right of Series B Cumulative Preferred Stock or qualifications, limitations or restrictions thereof unless so expressed herein.

XII.

ESTABLISHMENT OF SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

Pursuant to Article III hereof, the Board of Directors has established the following Series of Preferred Stock.

A.	Terms of the series c cumulative convertible preferred stock.

1.	Designation and Number. A series of Preferred Stock, designated the “Series C Cumulative Convertible Preferred Stock”, is hereby established (and are herein referred to as the “Series C Preferred Stock”). The number of authorized shares of Series C Preferred Stock shall be 3,000,000 (the “Preferred Shares”).

2.	Maturity. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund, mandatory redemption, except as described below, forced conversion.

3.	Rank. The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Supertel Hospitality, Inc. (the “Corporation”), rank (a) prior or senior to the Common Stock issued by the Corporation; (b) prior or senior to all classes or series of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank junior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (c) on a parity with the Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation and with all classes or series of shares of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank on a parity with the Series C Preferred Stock (the “Parity Shares”) and (d) junior to all existing and future indebtedness of the Corporation.

4.	Dividends.

(a)    Holders of Series C Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors of the Corporation, or a duly authorized committee thereof, and declared by the Corporation out of funds of the Corporation legally available for payment, preferential cumulative cash dividends at the rate of 6.25% per annum of the face value per share (equivalent to a fixed annual amount of $0.625 per share). Such dividends shall be cumulative from the date of original issue and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 (or, if not a Business Day (as defined below), the next succeeding Business Day, each a “Dividend Payment Date”) for the period ending on such Dividend Payment Date, commencing on the date of issue. “Business Day” shall mean any day other than a

Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close. The first dividend on Series C Preferred Stock will be paid on March 31, 2012 with respect to the period beginning on the date of issue and ending on March 31, 2012 and will be less than a full quarter payment. Each share of Series C Cumulative Convertible Preferred Stock, $0.01 par value per share of the Corporation’s predecessor, Supertel Hospitality, Inc., a Virginia corporation, was converted into one share of Series C Preferred Stock of the Corporation. For the avoidance of doubt, dividends previously paid by the Corporation’s predecessor, and dividends accrued but unpaid until time of such conversion, with respect to such predecessor’s Series C Cumulative Convertible Preferred Stock, $0.01 par value per share, are, respectively, payments of dividends and accrued but unpaid dividends in the amounts and for the same periods provided for herein with respect to the Series C Preferred Stock of the Corporation. Any dividend payable on the Series C Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on the share records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of March, June, September or December, as the case may be, immediately preceding the applicable Dividend Payment Date or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on Series C Preferred Stock shall be authorized by the Board of Directors of the Corporation or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to the Corporation’s indebtedness prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series C Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any other class or series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series C Preferred Stock (other than a dividend payable in capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other class or series of Preferred Stock, shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other class or series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than a dividend payable in capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor shall the Common Stock, or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for any other class or series of capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) or complying with the provisions of Article VIII hereof). Holders of Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series C Preferred Stock as provided above. Any dividend payment made on the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. As provided herein, accrued but unpaid dividends on the Series C Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly.

5.	Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series C Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $10.00 per share (the “Liquidation Preference”) in cash, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of the Corporation’s Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series C Preferred Stock as to liquidation rights. As provided herein, accrued but unpaid dividends on the Series C Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly. The Corporation will promptly provide to the holders of the Series C Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of capital stock of the Corporation whose preferential rights upon distribution are superior to those receiving the distribution.

(b)    If upon any liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation, or proceeds thereof, distributable among the holders of Series C Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Stock and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series C Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full.

(c)    Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series C Preferred Stock and any Parity Shares, the holders of the Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

6.	Redemption.

(a)    The Series C Preferred Stock is not redeemable at the Corporation’s option prior to January 31, 2017. After January 31, 2017, the Series C Preferred Stock is redeemable at the Corporation’s option if the VWAP (as defined below) of the Common Stock of the Corporation is less than the Conversion Price for any 30 Day Period (as defined below) after January 31, 2017 (a “Redemption Event”). The Corporation, upon not less than 30 nor more than 60 days’ written notice, may at its option at any time after a Redemption Event redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, redeem each outstanding share of Series C Preferred Stock, in all cases for cash at a redemption price equal to the Liquidation Preference per share, plus all accrued and unpaid dividends thereon to the date of redemption. As provided herein, accrued but unpaid dividends on the Series C Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly.

If notice of redemption of any of the Series C Preferred Stock has been given and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by the Corporation in trust for the pro rata benefit of the holders of any Series C Preferred Stock so called for redemption, then from and after the date of redemption dividends will cease to accrue on such Series C Preferred Stock, such Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method reasonably determined by the Corporation.

(b)    Unless full cumulative dividends on all Series C Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series C Preferred Stock shall be redeemed unless all outstanding Series C Preferred Stock is simultaneously redeemed and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any Series C Preferred Stock (except by exchange for any other class or series of capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of any Series C Preferred Stock in accordance with Article IX hereof, or the purchase or acquisition of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Stock. Subject to applicable law and the limitation on purchases when dividends on the Series C Preferred Stock are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase any Series C Preferred Stock by tender, by private agreement and in open-market transactions duly authorized by the Board of Directors of the Corporation.

(c)    Notice of redemption by the Corporation of the Series C Preferred Stock shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the date of redemption. A similar notice shall be mailed by the Corporation by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the date of redemption, addressed to each holder of record of the Series C Preferred Stock to be redeemed at such holder’s address as the same appears on the share records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the date of redemption; (ii) the redemption price; (iii) the number of shares of Series C Preferred Stock to be redeemed; (iv) the place or places where the Series C Preferred Stock is to be surrendered for payment of the redemption price; and (v) dividends will cease to accrue on the redemption date.

(d)    Immediately prior to any redemption of Series C Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the date of redemption, unless a date of redemption falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)    All Series C Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock in accordance with the applicable provisions of these Articles of Incorporation.

(f)    “30 Day Period” shall mean any 30 consecutive calendar days. “VWAP” means, for any 30 Day Period (i) the volume weighted average price of the Common Stock for such period on the Nasdaq Stock Market LLC, or if such securities are not listed or admitted for trading on the Nasdaq Stock Market LLC, on the principal national securities exchange on which such securities are listed or admitted as reported by Bloomberg L.P. (based on a trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (ii) if not listed or admitted for trading on any national securities exchange, the volume weighted average price of the Common Stock for such period in the applicable securities market in which the securities are traded, or (iii) if the Common Stock is not then listed or quoted for trading on any securities market the average fair market value of a share of Common Stock for such period as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company and which determination shall be final, conclusive and binding.

7.	Voting Rights.

(a)    Except as otherwise provided herein, the Holders of Series C Preferred Stock shall not have any voting rights. The Holders of Series C Preferred Stock shall be entitled to vote their Series C Preferred Stock as a single class with the holders of the Common Stock on all matters submitted to such holders for vote or consent. For each such vote or consent, the voting power of the Series C Preferred Stock shall be equal to the lesser of (i) .78625 vote per share of Series C Preferred Stock or (ii) an amount of votes per share of Series C Preferred Stock such that the vote of all shares of Series C Preferred Stock in the aggregate equal 34% of the combined voting power all of the Voting Stock entitled to vote or consent, minus an amount equal to the number of votes represented by the other shares of Voting Stock Beneficially Owned by Real Estate Strategies L.P., a Bermuda Limited Partnership (“RES” or the “Purchaser”) and its Affiliates and Subsidiaries, as such terms are defined under certain Purchase Agreement dated as of November 16, 2011 by and among the Purchaser and the predecessor of the Corporation. The foregoing voting rights decline in proportion to the amount of Series C Preferred Stock converted to common shares. “Voting Stock” shall mean capital stock of any class or kind having the power to vote generally for the election of directors of the Corporation.

(b)    So long as any shares of Series C Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of Series C Preferred Stock be entitled to cast at least a majority of the votes entitled to be cast by the holders of the Series C Preferred Stock, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

(i)    amend, alter, repeal or make other changes to the provisions of these Articles of Incorporation setting forth the terms of the Series C Preferred Stock, whether by merger, consolidation or otherwise (an “Event”), so as to adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof; or

(ii)    authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking senior or pari passu to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or otherwise, or reclassify any shares of capital stock into any such shares;

provided, however, that with respect to the occurrence of any Event, so long as the Series C Preferred Stock (or any equivalent class or series of stock or shares issued by the surviving corporation, trust or other entity in any merger or consolidation to which the Corporation became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of holders of the Series C Preferred Stock; and provided, further, that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, (ii) any increase in the amount of the authorized shares of such series, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or (iii) any merger or consolidation in which the Corporation is not the surviving entity if, as a result of the merger or consolidation, the holders of Series C Preferred Stock receive cash in the amount of the Liquidation Preference plus accrued and unpaid dividends in exchange for each of their shares of Series C Preferred Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

With respect solely to the exercise of the above described voting rights in this Section 7(b), each share of Series C Preferred Stock shall have one vote per share, except that when any other class or series of capital stock shall have the right to vote with the Series C Preferred Stock as a single class, then the Series C Preferred Stock and such other class or series of capital stock shall each have one vote per $10.00 of liquidation preference.

The foregoing voting provisions in this Section 7(b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(c)    So long as the Purchaser and/or its Affiliates has the right to designate two or more directors to the Board of Directors of the Corporation pursuant to the Directors Designation Agreement dated January 31, 2012, by and among the predecessor of the Corporation, the Purchaser and IRSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (“IRSA”), the following matters shall require the approval of the Purchaser and/or IRSA:

(i)    the merger, consolidation, liquidation or sale of substantially all of the assets of the Corporation;

(ii)    the sale, issuance or potential issuance in an offering by the Corporation of Common Stock (or securities convertible into or exercisable Common Stock) equal to 20% or more of the Common Stock or 20% or more of the Voting Stock outstanding before the issuance; or

(iii)    any transaction in which the Corporation is to be a participant and the amount involved exceeds $120,000 other than employment compensation and in which any of the Corporation’s directors or executive officers or any member of their immediate family will have a material interest, exclusive of interests arising solely from the ownership of a class of equity securities of the Corporation and all holders of that class of equity securities receive the same benefit on a pro rata basis.

8.	Conversion.

(a)    Subject to the Beneficial Ownership Limitation (as set forth below) each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the Date of Issuance at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Liquidation Preference of such share of Series C Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with a conversion notice (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. To effect conversions of shares of Series C Preferred Stock, a Holder shall surrender the certificate(s) representing the shares of Series C Preferred Stock to be converted to the Corporation together with the delivery of the Notice of Conversion, unless such shares are held in uncertificated form. Shares of Series C Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled.

(b)    The conversion price for the Series C Preferred Stock shall equal $1.60, subject to adjustment herein (the “Conversion Price”).

(c)    Promptly after each Conversion Date, the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Series C Preferred Stock.

(d)    No fractional Common Stock shall be issued upon conversion of Series C Preferred Stock. All Common Stock (including fractions thereof) issuable upon conversion of Series C Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the exercise would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional shares, pay cash equal to the product of such fraction multiplied by the fair market value per share of Common Stock on the Conversion Date (as reported by the NASDAQ or any other national securities exchange on which the Common Stock are then listed for trading, or if none, the most recently reported “over the counter” trade price or if none, as determined in good faith by the Board of Directors of the Company).

(e)    The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred, free from all liens and preemptive rights. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall use its best efforts to list the Common Stock required to be delivered upon conversion of the Series C Preferred Stock, prior to such delivery, upon any national securities exchange upon which the Common Stock is listed at the time of such delivery.

(f)    The issuance of certificates for shares of the Common Stock on conversion of the Series C Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(g)    The Corporation shall not effect any conversion of the Series C Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own Voting Stock in excess of the Beneficial Ownership Limitation. For purposes of this Section 8(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (except that a person or group shall be deemed to have beneficial ownership of shares of Voting Stock that such person or group has the right to acquire regardless of when such right is first exercisable), it being acknowledged by such Holder that the Holder does not have the right to acquire Common Stock in excess of the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph. For purposes of this Section 8(g), a Holder may rely on the number of outstanding shares of Voting Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Voting Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall promptly confirm orally and in writing to such Holder the number of votes represented by the Voting Stock then outstanding. In any case, the voting power of outstanding shares of Voting Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Voting Stock was reported. The “Beneficial Ownership Limitation” shall be 34.0% of the total number of votes represented by the Voting Stock outstanding immediately after giving effect to the issuance of shares of Common Stock otherwise issuable upon conversion of Preferred Stock pursuant to the applicable Notice of Conversion. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor holder of Series C Preferred Stock.

9.	Certain Adjustments.

(a)    If the Corporation, at any time while this Series C Preferred Stock is outstanding: (i) pays a stock dividend or makes a distribution to holders of any class or series of capital stock of the Corporation in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series C Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock by reclassification of the Common Stock, or (v) undertakes any transaction similar to or having the effect of the foregoing transactions, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)    If the Corporation sells or issues any Common Stock or grants any option or right to purchase Common Stock at an effective price per share that is lower than $1.60 per share (the “Base Conversion Price”), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock, option or right are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 9(b) in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock to employees, officers, directors or consultants of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on the date of the establishment of the Series C Preferred Stock, (c) securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock, (d) securities issued pursuant to acquisitions approved by a number of the members of the Board of Directors equal to one more than a majority of the members of the Board of Directors and (e) securities issued upon the exercise of warrants to purchase Common Stock which were issued concurrently with the issuance of the Series C Preferred Stock to the original Holder or Holders.

(c)    If at any time the Corporation issues any rights, options or warrants pro rata to all holders of Common Stock to purchase Common Stock (or securities convertible into or exchangeable for Common Stock) (the “Purchase Rights”), then each Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the issuance of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the issuance of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the

Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent and such Purchase Right to such extent shall be held in abeyance, for a period not to exceed 71 days, for the Holder until such time during such 71 day period, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d)    If the Corporation, at any time while this Series C Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 9(c)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holders describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e)    Whenever the Conversion Price is adjusted pursuant to any provision of this Section 9, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(f)    Minimum Adjustment. Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price shall be made pursuant to this Section 9 in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

(g)    If the Conversion Price is adjusted pursuant to Section 9(a), then the vote per share of the Series C Preferred Stock shall be further adjusted, to a vote per share determined by multiplying the vote per share of the Series C Preferred Stock then in effect for Section 7(a)(i), by a fraction of which the denominator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event causing adjustment of the Conversion Price pursuant to Section 9(a), and of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 9(g) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

10.	Articles of Incorporation and Bylaws.

The rights of all holders of the Series C Preferred Stock and the terms of the Series C Preferred Stock are subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation, including, without limitation, the restrictions on transfer and ownership contained in Article IX of these Articles of Incorporation.

B.	Exclusion of other rights.

Except as may otherwise be required by applicable law, the Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth in Article XII of these Articles of Incorporation (as such article may be amended from time to time) and in the other articles of these Articles of Incorporation. The Series C Preferred Stock shall have no preemptive or subscription rights.

C.	Headings of subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

D.	Severability of provisions.

If any voting powers, preferences or relative, participating, optional and other special rights of the Series C Preferred Stock or qualifications, limitations or restrictions thereof set forth in Article XII of these Articles of Incorporation (as such article may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in Article XII of these Articles of Incorporation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series C Preferred Stock or qualifications, limitations and restrictions thereof shall be given such effect. None of the voting powers, preferences or relative participating, optional or other special rights of the Series C Preferred Stock or qualifications, limitations or restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special right of Series C Preferred Stock or qualifications, limitations or restrictions thereof unless so expressed herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Incorporation to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Senior Vice President and Chief Financial Officer on this 17th day of November, 2014.

ATTEST:			SUPERTEL HOSPITALITY, INC.

By	/s/ Corrine L. Scarpello		By	/s/ Kelly A. Walters
	Name:	Corrine L. Scarpello	Name:	Kelly A. Walters
	Title:	Senior Vice President and Chief Financial Officer	Title:	President and Chief Executive Officer

ARTICLES SUPPLEMENTARY

OF

CONDOR HOSPITALITY TRUST, INC.

Condor Hospitality Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST: Under a power contained in Article III of the Amended and Restated Articles of Incorporation, as amended, of the Corporation (the “Articles”) and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, classified and established 6,700,000 shares of authorized but unissued Preferred Stock, $.01 par value per share, of the Corporation as shares of Series D Cumulative Convertible Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (which, upon any restatement of the Articles, may be made a part of the Articles, with any necessary or appropriate changes to the numeration or lettering of the sections or subsections hereof). Capitalized terms used but not defined herein shall have the meanings given to them in the Articles.

A.	Terms of the Series D Cumulative Convertible Preferred Stock.

1.    Designation and Number. A series of Preferred Stock, designated the “Series D Cumulative Convertible Preferred Stock”, is hereby established (and is herein referred to as the “Series D Preferred Stock”). The number of authorized shares of Series D Preferred Stock shall be 6,700,000.

2.    Maturity. The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund, mandatory redemption or, except as described in Section 9(d) below, forced conversion.

3.    Rank. The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) prior or senior to the Common Stock issued by the Corporation; (b) prior or senior to all classes or series of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank junior to the Series D Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation (together with the Common Stock, collectively, “Junior Shares”), (c) on a parity with the Series A Cumulative Preferred Stock, the Series B Cumulative Preferred Stock and the Series C Cumulative Convertible Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation and with all classes or series of shares of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank on a parity with the Series D Preferred Stock (collectively, “Parity Shares”) and (d) junior to all existing and future indebtedness of the Corporation.

4.	Dividends.

(a)    Holders of Series D Preferred Stock shall be entitled to receive, when and as authorized by the Board, or a duly authorized committee thereof, and declared by the Corporation out of funds of the Corporation legally available for payment, preferential cumulative cash dividends at the rate of 6.25% per annum of the face value per share (equivalent to a fixed annual amount of $0.625 per share), subject to increase as provided in Section 6 below. Such dividends shall be cumulative from the date of original issue and shall be payable quarterly in

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arrears on March 31, June 30, September 30 and December 31 (or, if not a Business Day (as defined below), the next succeeding Business Day, each a “Dividend Payment Date”) for the period ending on such Dividend Payment Date, commencing on the date of issue. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close. The first dividend on the Series D Preferred Stock will be paid on June 30, 2016 with respect to the period beginning on the date of issue and ending on June 30, 2016 and will be greater than a full quarter payment. Any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on the share records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of March, June, September or December, as the case may be, immediately preceding the applicable Dividend Payment Date or such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on the Series D Preferred Stock shall be authorized by the Board or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to the Corporation’s indebtedness prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series D Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly (subject to increase as provided in Section 6 below). Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any Parity Shares or Junior Shares (other than a dividend payable in Junior Shares) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Stock for all past dividend periods and the then-current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and any Parity Shares, all dividends declared upon the Series D Preferred Stock and such Parity Shares shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and per Parity Share shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such Parity Shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then-current dividend period, no dividends (other than a dividend payable in Junior Shares) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any Parity Shares or Junior Shares, nor shall the Common Stock, any other Junior Shares or any Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation

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(except by conversion into or exchange for any other class or series of capital stock of the Corporation constituting Junior Shares and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), or complying with the provisions of Article VIII of the Articles). Holders of Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series D Preferred Stock as provided above. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. As provided herein, accrued but unpaid dividends on the Series D Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly (subject to increase as provided in Section 6 below).

(d)    Whenever the dividends on any Series D Preferred Stock share shall be in arrears for four consecutive quarters, then upon written notice delivered by one or more holders that hold in the aggregate not less than 40% of the outstanding Series D Preferred Stock, the Corporation shall (i) take all appropriate action reasonably within its means to maximize the assets legally available for paying such dividends and to monetize such assets (for example, but without limiting the generality of the foregoing, by selling or liquidating all of some of the Corporation’s assets or by selling the Corporation as a going concern), (ii) pay out of all such assets legally available (including any proceeds from any sale or liquidation of such assets) the maximum possible amount of such unpaid dividends, and (iii) thereafter, at any time and from time to time when additional assets of the Corporation (including any proceeds from any sale or liquidation of such assets) become legally available to pay such unpaid dividends, pay such remaining unpaid dividends until all dividends accumulated on the Series D Preferred Stock have been fully paid.

5.	Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series D Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any distribution of assets is made to holders of the Corporation’s Common Stock or any other Junior Shares, a liquidation preference of $10.00 per share in cash (the “Liquidation Preference”), except as otherwise provided in Section 6 below, plus the sum of (i) an amount equal to any accrued and unpaid dividends to the date of payment and (ii) (A) $2.00 per share in cash, if the liquidation, dissolution or winding up occurs on or before March 16, 2019, (B) $3.00 per share in cash, if the liquidation, dissolution or winding up occurs from March 16, 2019 and on or before March 16, 2020, or (C) $4.00 per share in cash, if the liquidation, dissolution or winding up occurs after March 16, 2020. As provided herein, accrued but unpaid dividends on the Series D Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly (subject to increase as provided in Section 6 below). The Corporation will promptly provide to the holders of the Series D Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to

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satisfy the preferential rights upon distribution of holders of shares of capital stock of the Corporation whose preferential rights upon distribution are superior to those receiving the distribution.

(b)    If upon any liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation, or proceeds thereof, distributable among the holders of Series D Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Stock and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full.

(c)    Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series D Preferred Stock and any Parity Shares, the holders of the Series D Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

6. Liquidation Special Distribution.

(a)    Should a Qualified Offering set forth in Section 9 below not occur on or before the end of the 60th month following the issuance of the Series D Preferred Stock, one or more holders that hold in the aggregate not less than 40% of the outstanding shares of the Series D Preferred Stock shall have the right, by delivering a written notice to the Corporation (a “Special Liquidation Event Notice”), to elect to have the Corporation fully liquidate in a commercially reasonable manner as determined by the Board to provide for liquidation distributions to the holders of the Series D Preferred Stock in an amount per share of Series D Preferred Stock equal to $14.00 in cash (the “Liquidation Special Distribution”), plus accrued and unpaid dividends (whether or not declared) on the Series D Preferred Stock through the date on which such liquidation distributions are made to the holders of the Series D Preferred Stock. If a Special Event Liquidation Notice has been delivered to the Corporation, then the dividend rate on the Series D Preferred Stock after the 60th month following the issuance of the Series D Preferred Stock shall increase from 6.25% per annum to 12.5% per annum.

(b)    The Corporation shall pay the Liquidation Special Distribution with respect to each outstanding share of Series D Preferred Stock on a date designated by the Board (“Special Liquidation Distribution Payment Date”), which Special Liquidation Distribution Payment Date shall not be more than 6 months following receipt by the Corporation of the Special Liquidation Event Notice. The Corporation will use its best efforts to sell all assets and settle all liabilities such that the remaining cash from the net proceeds will be paid out to all shareholders of the Corporation in accordance with the preference order set out in Section 5 above, which includes the holders of the Series D Preferred Stock and any Parity Shares with first priority, followed by holders of Common Stock and any other Junior Shares. Not less than 35 days prior to the Special Liquidation Distribution Payment Date, the Corporation shall deliver to each of the holders of the Series D Preferred Stock a written notice stating (i) the amount per share of Series D Preferred Stock that will be distributed on the Special Liquidation Distribution Payment Date and (ii) the amount per share of Common Stock the holders of Common Stock would receive assuming that all shares of the Series D Preferred Stock were converted to Common Stock on the date immediately prior to the Special Liquidation Distribution Payment Date.

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(c)    Notwithstanding anything to the contrary herein, a holder of Series D Preferred Stock may exercise the conversion rights set forth in Section 9 below and as determined with the Liquidation Preference (and not the amount of the Liquidation Special Distribution) after a Special Liquidation Event Notice has been delivered provided that the conversion date occurs no later than one Business Day prior to the Special Liquidation Distribution Payment Date.

7.	Redemption.

(a)    The Corporation, upon not less than 30 nor more than 60 days’ prior written notice, may at its option at any time or from time to time subject to the requirements for the share price of the Common Stock and approval set forth below, redeem each outstanding share of Series D Preferred Stock, in all cases for cash at a redemption price equal to the Redemption Amount per share, plus all accrued and unpaid dividends thereon to the date of redemption (i) in whole, or (ii) in part, provided that (x) any partial redemptions are made pro rata (as nearly as practicable without creating factional shares) to all holders of Series D Preferred Stock, (y) any partial redemptions do not in the aggregate exceed $30,000,000 in Liquidation Preference, and (z) the Corporation shall not borrow funds, or delay making any capital expenditures or paying any operating expenses, for the purpose of making any such partial redemptions.

The “Redemption Amount” with respect to a share of Series D Preferred stock shall mean:

(i)	120% of the Liquidation Preference for redemption on or before March 16, 2019;

(ii)	130% of the Liquidation Preference for redemption from March 16, 2019 and prior to March 16, 2020; and

(iii)	140% of the Liquidation Preference for redemption on or after March 16, 2020.

Prior to receiving a Special Event Liquidation Notice, the Corporation may not call shares of Series D Preferred Stock for redemption pursuant to this Section 7 unless the closing sales price of the Common Stock equals or exceeds $1.60 per share on the trading day immediately preceding the date the notice of redemption is given. The closing sales price of the Common Stock shall be as reported by the Nasdaq Stock Market or any other national securities exchange on which the shares of Common Stock are then listed for trading, or if none, the most recently reported “over the counter” trade price or if none, as determined in good faith by the Board and set forth in a resolution adopted by no less than seven of the nine members of the Board. Further, a call for redemption pursuant to this Section 7 may only be made with the approval of no less than seven of the nine members of the Board if the closing sale price of the Common Stock is between and including $1.60 and $1.99 per share, and with the approval of no less than a majority of the members of the Board if the closing sale price of the Common Stock is $2.00 or higher per share. A call for redemption pursuant to this Section 7 made after the Corporation has received a Special Event Liquidation Notice shall require the approval of no less than a majority of the members of the Board. The foregoing prices per share of Common Stock shall be adjusted if the Conversion Price is adjusted pursuant to Section 10(a) below, in the same manner.

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If notice of redemption of any of the Series D Preferred Stock has been given by the Corporation pursuant to this Section 7(a) and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by the Corporation in trust for the pro rata benefit of the holders of any Series D Preferred Stock so called for redemption, then from and after the date of redemption dividends will cease to accrue on such Series D Preferred Stock, such Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price and except that conversion rights will continue up to the date the redemption price is paid. A holder of Series D Preferred Stock shall continue to have all preferences, conversion and other rights, and voting powers set forth herein with respect to all shares of Series D Preferred Stock subject to a notice of redemption under this Section 7(a) until such time as the holder receives the redemption price for such shares, for the avoidance of doubt, a holder may exercise conversion rights with respect to any shares of the holder’s Series D Preferred Stock so called for redemption up to the date of the payment of the redemption price of such shares.

(b)    Unless full cumulative dividends on all Series D Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then-current dividend period, no Series D Preferred Stock shall be redeemed unless all outstanding Series D Preferred Stock is simultaneously redeemed and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any Series D Preferred Stock (except by exchange for any Junior Shares); provided, however, that the foregoing shall not prevent the purchase by the Corporation of any Series D Preferred Stock in accordance with Article IX of the Articles, or the purchase or acquisition of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Stock. Subject to applicable law and the limitation on purchases when dividends on the Series D Preferred Stock are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase any Series D Preferred Stock pro rata from the holders of the Series D Preferred Stock by tender or by private agreement transactions duly authorized by the Board.

(c)    Notice of redemption by the Corporation of the Series D Preferred Stock shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the date of redemption. A similar notice shall be mailed by the Corporation by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the date of redemption, addressed to each holder of record of the Series D Preferred Stock to be redeemed at such holder’s address as the same appears on the share records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the date of redemption; (ii) the redemption price; (iii) the number of shares of Series D Preferred Stock to be redeemed; (iv) the place or places where the Series D Preferred Stock is to be surrendered for payment of the redemption price; and (v) dividends will cease to accrue on the redemption date.

(d)    Immediately prior to any redemption of Series D Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the date of redemption, unless a date of redemption falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

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(e)    All Series D Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock in accordance with the applicable provisions hereof and elsewhere in the Articles.

8.	Voting Rights.

(a)    Except as otherwise provided herein, the Holders of Series D Preferred Stock shall not have any voting rights. The Holders of Series D Preferred Stock shall be entitled to vote their Series D Preferred Stock as a single class with the holders of the Common Stock on all matters submitted to such holders for vote or consent. For each such vote or consent, each share of Series D Preferred Stock shall entitle the holder thereof to cast one vote for each whole vote (rounded to the nearest whole number) that such holder would be entitled to cast had such holder converted its Series D Preferred Stock into shares of Common Stock as of the date immediately prior to the record date for determining the shareholders of the Corporation eligible to vote on any such matter.

(b)    So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of not less than 75% of the Series D Preferred Stock, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

(i)    amend, alter, repeal or make other changes to any provision hereof of any provision elsewhere in the Articles so as to adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof, including without limitation any amendment, alteration, repeal or other change effected in connection with a merger, consolidation or similar transaction (any such transaction, which for the avoidance of doubt does not include any liquidation, dissolution or winding up of the Corporation, an “Event”);

(ii)    authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking on a parity with, or senior to, the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, or reclassify any shares of capital stock into any such shares;

(iii)    except for dividends or distributions of cash from the Corporation’s funds from operations and except as required to preserve the Corporation’s qualification as a real estate investment trust under the Code, declare or pay any dividends or other distributions on shares of Common Stock or any other Junior Shares;

(iv)    except as required by Section 4(d) or 6 above, (A) merge, consolidate, liquidate, dissolve or wind up the Corporation or (B) sell, lease or convey all or substantially all of the assets of the Corporation;

(v)    except for a Qualified Offering, sell, issue or potentially issue in an offering by the Corporation of Common Stock (or securities convertible into or exercisable Common Stock) equal to 20% or more of the Common Stock or 20% or more of the Voting Stock outstanding before the issuance;

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(vi)    engage in any transaction in which the Corporation is to be a participant and the amount involved exceeds $120,000, other than employment compensation, and in which any of the Corporation’s directors or executive officers or any member of their immediate families will have a material interest, exclusive of interests arising solely from the ownership of a class of equity securities of the Corporation provided that all holders of such class of equity securities receive the same benefit on a pro rata basis;

(vii)    redeem, or otherwise buy back (including in the open market, but excluding shares exchanged or withheld for the exercise price and/or taxes with respect to employee awards) any shares of common stock until all the shares of the Series D Preferred Stock converted, exchanged or redeemed; or

(viii) agree or commit to do any of the foregoing.

provided, however, that any Event in which the Series D Preferred Stock (or any equivalent class or series of stock or shares issued by the surviving corporation, trust or other entity in connection with such Event) remains outstanding after such Event with the same ranking, preferences, rights, voting powers and other terms as provided herein unchanged shall not be deemed to adversely affect the rights, preferences, privileges or voting power of holders of the Series D Preferred Stock for purposes of Section 8(b)(i) above and also will not be subject to Section 8(b)(iv) above; and provided, further, that any Event and any liquidation, dissolution or winding up of the Corporation in which the holders of Series D Preferred Stock receive cash in the amount of the Redemption Amount plus accrued and unpaid dividends in exchange for each of their shares of Series D Preferred Stock will not be subject to Section 8(b)(i) or 8(b)(iv) above.

With respect solely to the exercise of the above described voting rights in this Section 8(b), each share of Series D Preferred Stock shall have one vote per share.

The foregoing voting provisions in this Section 8(b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

9.	Conversion.

(a)    Each share of Series D Preferred Stock shall be convertible in accordance with the terms of this Section 9, at any time and from time to time from and after the date of issuance at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Liquidation Preference of such share of Series D Preferred Stock, plus the aggregate accrued or accumulated and unpaid dividends thereon through the Conversion Date (as defined below), by the Conversion Price in effect on the Conversion Date. A holder of the Series D Preferred Stock shall effect any such conversion by providing the Corporation with a written conversion notice (each, a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series D Preferred Stock to be converted, the number of shares of Series D Preferred Stock owned prior to the conversion at issue, the number of shares of Series D Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effective (such effective date, the “Conversion Date”); provided, however, that the Conversion Date may not be less than 30 days after the date on which the Notice of Conversion is delivered to the Corporation. If a Conversion Date is not specified, or is less than 30 days after delivery of the Notice of Conversion, the Notice of Conversion shall be effective on the 30th day (or if such day is not a Business Day, the next Business Day) following delivery of the Notice of Conversion.

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(b)    Upon receipt of a Notice of Conversion, the Corporation shall promptly notify all other holders of Series D Preferred Stock, if any (each, a “Non-converting Holder”), that a Notice of Conversion has been delivered and provide each Non-converting Holder with a copy of such Notice of Conversion. The Board shall deliver a waiver of the Ownership Limit to a Non-converting Holder pursuant to Article IX(A)(7) of the Articles prior to the Conversion Date if (i) such Non-converting Holder provides the Board the representations and undertakings specified in Article IX(A)(7) of the Articles prior to the Conversion Date and (ii) the Board has received the opinion of counsel specified in Article IX(A)(7) of the Articles prior to the Conversion Date (which the Corporation shall use commercially reasonable efforts to obtain, at the Corporation’s expense). In the event a Non-converting Holder fails to provide such representations and undertakings, or the Corporation is unable to obtain such opinion of counsel notwithstanding commercially reasonable efforts to do so, the minimum number of shares of Series D Preferred Stock held by such Non-converting Holder shall automatically without any further action by such Non-converting Holder or the Corporation convert (along with the aggregate accrued or accumulated and unpaid dividends thereon) into an aggregate number of shares of Common Stock (including any fraction of a share) determined in accordance with this Section 9 on the Conversion Date, concurrently with the conversion of the shares specified in the Notice of Conversion.

(c)    At the first annual meeting of shareholders following the issuance of the Series D Preferred Stock, the Corporation shall seek (and use commercially reasonable efforts to obtain) shareholder approval of an amendment to the Articles that, in connection with any conversion of the Series D Preferred Stock, eliminates the requirement that the Board obtain such representations and undertakings from a Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of shares of the Series D Preferred Stock will violate the Ownership Limit, so long as the Board is able to obtain the opinion of counsel specified in Article IX(A)(7) of the Articles. In the event such amendment is approved by the shareholders of the Corporation, the second and third sentences of Section 9(b) above shall deemed to be amended to eliminate the requirement for a Non-Converting Holder to deliver the representations and undertakings specified in Article IX(A)(7) of the Articles.

(d)    Upon the closing of a Qualified Offering by the Corporation, all of the outstanding shares of Series D Preferred Stock (including any fraction of a share) shall automatically convert into an aggregate number of shares of Common Stock (including any fraction of a share) as is determined by (i) multiplying the outstanding number of shares (including any fraction of a share) of Series D Preferred Stock by the Liquidation Preference thereof, and then (ii) dividing the result by the Conversion Price then in effect. The date of the closing of a Qualified Offering shall be deemed a Conversion Date and such automatic conversion of all of the outstanding shares of Series D Preferred Stock shall be deemed to have been converted into shares of Common Stock in accordance with the terms hereof as of immediately prior to such closing.

All outstanding shares of Series D Preferred Stock shall be converted into the number of shares of Common Stock as provided in this Section 9(d) automatically upon closing of a Qualified Offering without any further action by the holders of such shares or the Corporation. As promptly as practicable following such Qualified Offering, the Corporation shall send each holder of shares of Series D Preferred Stock written notice of such event, along with the payment of any accrued and unpaid dividends with respect to such shares of Series D Preferred

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Stock through the Conversion Date. Upon receipt of such notice and any such payment, each holder shall surrender to the Corporation the certificate or certificates representing all shares of Series D Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), unless such shares are held in uncertificated form, and upon receipt thereof by the Corporation such holder shall be issued a certificate or certificates representing the shares of Common Stock into which such shares of Series D Preferred Stock were converted.

“Qualified Offering” means (i) the sale of Common Stock in a single offering of at least $50,000,000 or (ii) the sale of Common Stock in up to three separate offerings totaling at least $75,000,000 in the aggregate, in each case at an offering price per share of Common Stock equal to at least the lesser of:

(i)    $2.00 per share (appropriately adjusted in the same manner as the Conversion Price pursuant to Section 10 below) if the closing of the applicable Qualified Offering occurs on or before September 16, 2017;

(ii)    the greater of (x) $2.00 per share (appropriately adjusted in the same manner as the Conversion Price pursuant to Section 10 below) or (y) 90% of “NAV” per share of Common Stock if the closing of the applicable Qualified Offering occurs after September 16, 2017; or

(iii)    $1.60 (appropriately adjusted in the same manner as the Conversion Price pursuant to Section 10 below) or more upon any closing of any Qualified Offering, provided the Corporation immediately following the receipt of the net proceeds from the closing of such Qualified Offering makes a cash “Make Whole Payment” to each of the holders of Series D Preferred Stock, provided that, the Make Whole Payment shall not exceed the Issuance Market Value Difference.

“Issuance Market Value Difference” means an amount equal to (i) the Conversion Price, minus (ii) the closing consolidated bid price on March 15, 2016 as reported by Nasdaq, adjusted if the Conversion Price is adjusted pursuant to Section 10(a) below, in the same manner.

“NAV” means the net asset value of the Corporation per share of Common Stock, as net asset value is commonly determined by exchange listed funds and research analysts, immediately prior to the closing of the applicable Qualified Offering.

Upon notice that the Corporation intends to conduct a Qualified Offering, the holders of at least 75% of the shares of Series D Preferred Stock shall within 10 days thereafter, select an investment banking firm of national recognition, subject to the reasonable approval of the members of Board who were not designated for nomination to the Board by right of holders of Series D Preferred Stock. If the holders of at least 75% of the shares of the Series D Preferred Stock fail to select an investment banking firm of national recognition within such 10 days that is reasonably acceptable to the Board, then the Board shall select an investment banking firm of national recognition to calculate the NAV. The Corporation shall bear the fees and expenses of the investment banking firm. If required by the investment banking firm, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such investment banking firm and its officers, directors, partners, employees, agents and affiliates.

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“Make Whole Payment” means, with respect to each share of Common Stock into which an outstanding share of Series D Preferred Stock is converted as a result of a Qualified Offering, an amount per share of such Common Stock determined by the following formula:

1.3*(A - B) = Make Whole Payment

where

A = $2.00, if 90%NAV - $2.00 is a negative number

A = 90%NAV, if 90%NAV- $2.00 is a positive number

B = Adjusted NAV

If A-B is a negative number then the Make Whole Payment is $0.

“Adjusted NAV” means NAV adjusted for the effects of the applicable Qualified Offering, determined by the following formula: the quotient of (i) the sum of (A) NAV, multiplied by the number of shares of outstanding Common Stock assuming full conversion of Series D Preferred Stock, plus (B) the net offering proceeds from the Qualified Offering, divided by (ii) the number of shares of Common Stock outstanding after the Qualified Offering.

(e)    To effect conversions of shares of Series D Preferred Stock, a Holder shall surrender the certificate(s) representing the shares of Series D Preferred Stock to be converted to the Corporation together with the delivery of the Notice of Conversion, if applicable, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers) unless such shares are held in uncertificated form. Shares of Series D Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled.

(f)    The conversion price for each share of the Series D Preferred Stock shall equal $1.60, subject to adjustment as set forth in Section 10 below (the “Conversion Price”).

(g)    Promptly after each Conversion Date, the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Series D Preferred Stock.

(h)    No fractional Common Stock shall be issued upon conversion of Series D Preferred Stock. All Common Stock (including fractions thereof) issuable upon conversion of Series D Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the exercise would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional shares, pay cash equal to the product of such fraction multiplied by the fair market value per share of Common Stock on the Conversion Date (as reported by the Nasdaq Stock Market or any other national securities exchange on which the Common Stock are then listed for trading, or if none, the most recently reported “over the counter” trade price or if none, as determined in good faith by the Board).

(i)    The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series D Preferred Stock, free from all liens and preemptive

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rights, a sufficient number of shares of Common Stock to effect the conversion of all then-outstanding shares of Series D Preferred Stock in accordance with the terms hereof. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall use its best efforts to list the Common Stock required to be delivered upon conversion of the Series D Preferred Stock, prior to such delivery, upon any national securities exchange upon which the Common Stock is listed at the time of such delivery.

(j)    The issuance of certificates for shares of the Common Stock on conversion of the Series D Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

10.	Certain Adjustments and Rights.

(a)    If the Corporation, at any time while this Series D Preferred Stock is outstanding: (i) pays a stock dividend or makes a distribution to holders of any class or series of capital stock of the Corporation in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series D Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock by reclassification of the Common Stock, or (v) undertakes any transaction similar to or having the effect of the foregoing transactions, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 10(a) (shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)    The Corporation shall not sell or issue any Common Stock or grant any option or right to purchase Common Stock at an effective price per share that is lower than the Conversion Price. Notwithstanding the foregoing, this Section 10(b) shall not apply to an Exempt Issuance. “Exempt Issuance” means the issuance of (i) shares of Common Stock to employees, officers, directors or consultants of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board or a majority of the members of a committee of non-employee directors established for such purpose, (ii) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on the date of the establishment of the Series D Preferred Stock, (iii) securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock, and (iv) securities issued pursuant to acquisitions approved by a number of the members of the Board equal to one more than a majority of the members of the Board.

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(c)    If at any time the Corporation issues any rights, options or warrants pro rata to all holders of Common Stock to purchase Common Stock (or securities convertible into or exchangeable for Common Stock) (the “Purchase Rights”), then each holder of Series D Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder would have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Series D Preferred Stock immediately before the date on which a record is taken for the issuance of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the issuance of such Purchase Rights.

(d)    Whenever the Conversion Price is adjusted pursuant to any provision of this Section 10, the Corporation shall promptly deliver to each holder of Series D Preferred Stock a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(e)    Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price shall be made pursuant to this Section 10 in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

11.     Articles of Incorporation and Bylaws.

The rights of all holders of the Series D Preferred Stock and the terms of the Series D Preferred Stock are subject to the provisions of the Articles and the Bylaws of the Corporation, including, without limitation, the restrictions on transfer and ownership contained in Article IX of the Articles.

B.	Exclusion of Other Rights.

Except as may otherwise be required by applicable law, the Series D Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein or elsewhere in the Articles. The Series D Preferred Stock shall have no preemptive or subscription rights.

C.	Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

D.	Severability of Provisions.

If any voting power, preference or relative, participating, optional and other special right of the Series D Preferred Stock is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series D Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series D Preferred Stock or qualifications, limitations and restrictions thereof shall be given such effect. None of the voting powers, preferences or relative participating, optional or other special rights of the Series D Preferred Stock or qualifications, limitations or restrictions

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thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special right of Series D Preferred Stock or qualifications, limitations or restrictions thereof unless so expressed herein.

SECOND: The shares of Series D Cumulative Convertible Preferred Stock have been classified and established by the Board under the authority contained in the Articles.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to it by its Treasurer on this 16th day of March, 2016.

CONDOR HOSPITALITY TRUST, INC.

By:	/s/ J. William Blackham
Name: J. William Blackham
Title: Chief Executive Officer

ATTEST:

By:	/s/ Patricia M. Morland
Name: Patricia M. Morland
Title: Treasurer

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ARTICLES SUPPLEMENTARY

OF

CONDOR HOSPITALITY TRUST, INC.

Condor Hospitality Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST: Under a power contained in Article III of the Amended and Restated Articles of Incorporation, as amended, of the Corporation (the “Articles”) and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, classified and established 925,000 shares of authorized but unissued Preferred Stock, $.01 par value per share, of the Corporation as shares of Series E Cumulative Convertible Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (which, upon any restatement of the Articles, may be made a part of the Articles, with any necessary or appropriate changes to the numeration or lettering of the sections or subsections hereof). Capitalized terms used but not defined herein shall have the meanings given to them in the Articles.

A.	Terms of the Series E Cumulative Convertible Preferred Stock.

1.    Designation and Number. A series of Preferred Stock, designated the “Series E Cumulative Convertible Preferred Stock”, is hereby established (and is herein referred to as the “Series E Preferred Stock”). The number of authorized shares of Series E Preferred Stock shall be 925,000.

2.    Maturity. The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or, except as described in Section 7 and Section 8 below, mandatory redemption or forced conversion.

3.    Rank. The Series E Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) prior or senior to the Common Stock issued by the Corporation; (b) prior or senior to all classes or series of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank junior to the Series E Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation (together with the Common Stock, collectively, “Junior Shares”), (c) on a parity with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation with all classes or series of shares of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank on a parity with the Series E Preferred Stock (collectively, “Parity Shares”) and (d) junior to all existing and future indebtedness of the Corporation.

4.    Dividends.

(a)    Holders of Series E Preferred Stock shall be entitled to receive, when and as authorized by the Board, or a duly authorized committee thereof, and declared by the Corporation out of funds of the Corporation legally available for payment, preferential cumulative cash dividends at the rate of 6.25% per annum of the face value per share (equivalent to a fixed annual amount of $0.625 per share), subject to increase as provided in Section 4(c) below. Such dividends shall be cumulative from the date of original issue and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 (or, if not a Business Day (as defined below), the next succeeding Business Day, each a “Dividend Payment Date”) for the period ending on such Dividend Payment Date, commencing on the date of issue. “Business Day”

shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close. The first dividend on the Series E Preferred Stock will be paid on March 31, 2017 with respect to the period beginning on the date of issue and ending on March 31, 2017 and will be less than a full quarter payment. Any dividend payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on the share records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of March, June, September or December, as the case may be, immediately preceding the applicable Dividend Payment Date or such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on the Series E Preferred Stock shall be authorized by the Board or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to the Corporation’s indebtedness prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series E Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series E Preferred Stock will accumulate and will earn additional dividends at 9.5%, or 12.5% if a Qualified Offering (as defined below) has not occurred, compounding quarterly. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any Parity Shares or Junior Shares (other than a dividend payable in Junior Shares) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series E Preferred Stock for all past dividend periods and the then-current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Stock and any Parity Shares, all dividends declared upon the Series E Preferred Stock and such Parity Shares shall be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and per Parity Share shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such Parity Shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then-current dividend period, no dividends (other than a dividend payable in Junior Shares) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any Parity Shares or Junior Shares, nor shall the Common Stock, any other Junior Shares or any Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for any other class or series of capital stock of the Corporation constituting Junior Shares and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), or complying with the provisions of Article VIII

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of the Articles). Holders of Series E Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series E Preferred Stock as provided above. Any dividend payment made on the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. As provided herein, accrued but unpaid dividends on the Series E Preferred Stock will accumulate and will earn additional dividends at 9.5%, or 12.5% if a Qualified Offering has not occurred, compounding quarterly.

5.	Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series E Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any distribution of assets is made to holders of the Corporation’s Common Stock or any other Junior Shares, a liquidation preference of $10.00 per share in cash (the “Liquidation Preference”) and (i) an amount equal to any accrued and unpaid dividends to the date of payment and (ii), in the case of a liquidation, dissolution or winding up that occurs on or after March 16, 2021, and in the event a Qualified Offering has not occurred prior to the time of such liquidation, dissolution or winding up, the additional sum of the Net Series E Per Share Additional Liquidation Preference (as defined below)

(b)    As provided herein, accrued but unpaid dividends on the Series E Preferred Stock will accumulate and will earn additional dividends at 9.5%, or 12.5% if a Qualified Offering has not occurred, compounding quarterly. The Corporation will promptly provide to the holders of the Series E Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(c)    In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of capital stock of the Corporation whose preferential rights upon distribution are superior to those receiving the distribution.

(d)    “Qualified Offering” means (i) the sale of Common Stock in a single offering of at least $50,000,000 or (ii) the sale of Common Stock in up to three separate offerings totaling at least $75,000,000 in the aggregate, in each case at an offering price of $1.60 per share (appropriately adjusted in the same manner as the Conversion Price pursuant to Section 8 below) or more.

“Net Series E Per Share Additional Liquidation Preference” shall mean an amount equal to [A - B +/- C]/925,000, where:

A = $16,135,263

B = the (i) amount to the extent by which the per share weighted market sale price average of the Common Stock, as reported by the Nasdaq Stock Market or any other national securities exchange on which the Common Stock are then listed for trading, or if none, the most recently reported “over the counter” trade price, for the 30 trading days (or such longer trading period as

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required to have at least 5 trading days on which trades occurred) preceding the public disclosure of the liquidation, dissolution or winding up exceeds $1.60 per share, multiplied by (ii) 39,644,474.

C =

(i) subtract the amount, if any positive amount, prorated for any partial year, by which the (A) aggregate cash dividends paid on 39,644,474 shares of Common Stock during the Dividend Benefit Measuring Period (as defined below) exceeds (B) an amount equal to the equivalent of a 6.25% annual dividend on securities with a face value of $63,463,159 as if paid during the Dividend Measuring Period (and if there are accumulated but unpaid dividends on the Series E Preferred Stock, 9.5% or 12.5% on equivalent dividends as if accumulated and unpaid for the same periods in the same manner as provided in Section 5(b)); or

(ii) add the amount, if any positive amount, prorated for any partial year, by which (A) an amount equal to the equivalent of a 6.25% annual dividend on securities with a face value of $63,463,159 as if paid during the Dividend Measuring Period (and if there are accumulated but unpaid dividends on the Series E Preferred Stock, 9.5% or 12.5% on equivalent dividends as if accumulated and unpaid for the same periods in the same manner as provided in Section 5(b)) is greater than (B) the aggregate cash dividends paid on 39,644,474 shares of Common Stock during the Dividend Benefit Measuring Period.

“Dividend Measurement Period” shall mean the period commencing on the date of issuance of the Series E Preferred Stock and ending on the date immediately preceding the public disclosure of the liquidation, dissolution or winding up of the Corporation.

(e)    If upon any liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation, or proceeds thereof, distributable among the holders of Series E Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Preferred Stock and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series E Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full.

(f)    Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series E Preferred Stock and any Parity Shares, the holders of the Series E Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

6.	Voting Rights.

(a)    Except as otherwise provided herein, the holders of Series E Preferred Stock shall not have any voting rights.

(b)    So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of not less than 75% of the Series E Preferred Stock, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

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(i)    amend, alter, repeal or make other changes to any provision hereof of any provision elsewhere in the Articles so as to adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof, including without limitation any amendment, alteration, repeal or other change effected in connection with a merger, consolidation or similar transaction (any such transaction, which for the avoidance of doubt does not include any liquidation, dissolution or winding up of the Corporation, an “Event”);

(ii)    authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking on a parity with or senior to, the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, or reclassify any shares of capital stock into any such shares; or

(iii)    agree or commit to do any of the foregoing.

provided, however, that any Event in which the Series E Preferred Stock (or any equivalent class or series of stock or shares issued by the surviving corporation, trust or other entity in connection with such Event) remains outstanding after such Event with the same ranking, preferences, rights, voting powers and other terms as provided herein unchanged shall not be deemed to adversely affect the rights, preferences, privileges or voting power of holders of the Series E Preferred Stock for purposes of Section 6(b)(i) above; and provided, further, that any Event and any liquidation, dissolution or winding up of the Corporation in which the holders of Series E Preferred Stock receive cash in the amount of the Liquidation Preference plus accrued and unpaid dividends in exchange for each of their shares of Series E Preferred Stock will not be subject to Section 6(b)(i) above.

(c)    So long as 434,750 shares of Series E Preferred Stock (47% of the originally issued shares of Series E Preferred Stock) remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of not less than 75% of the Series E Preferred Stock then outstanding, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

(i)     merge, consolidate, liquidate, dissolve or wind up the Corporation or sell, lease or convey all or substantially all of the assets of the Corporation;

(ii)    engage in any transaction in which the Corporation is to be a participant and the amount involved exceeds $120,000, other than employment compensation, and in which any of the Corporation’s directors or executive officers or any member of their immediate families will have a material interest, exclusive of interests arising solely from the ownership of a class of equity securities of the Corporation provided that all holders of such class of equity securities receive the same benefit on a pro rata basis;

(iii)    except for dividends or distributions of cash from the Corporation’s funds from operations and except as required to preserve the Corporation’s qualification as a real estate investment trust under the Code, declare or pay any dividends or other distributions on shares of Common Stock or any other Junior Shares;

(iv)    grant an exemption from the Ownership Limit set forth in the Articles of Incorporation pursuant to Section (A)(7) of the Articles of Incorporation, or otherwise, provided that the Board of Directors may by affirmative majority vote of Directors present at a meeting at which a quorum is present, may grant additional exemptions pursuant to Section (A)(7) of the Articles of Incorporation to prior recipients of such exemptions, and their affiliates, if such recipients were shareholders as of February 28, 2017;

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(v)    issue any preferred stock of the Corporation; or

(vi)    agree or commit to do any of the foregoing.

(d)    With respect solely to the exercise of the above described voting rights in this Section 6, each share of Series E Preferred Stock shall have one vote per share except that when any other class or series of preferred stock shall have the right to vote with the Series E Preferred Stock as a single class, then the Series E Preferred Stock and such other class or series shall have one vote per each $10.00 of stated liquidation preference.

The foregoing voting provisions in this Section 6(b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

7.    Redemption.

(a)    The Corporation, upon not less than 30 nor more than 60 calendar days’ prior written notice, may at its option at any time after a Qualified Offering or from time to time thereafter, select a redemption date or dates to redeem up to a total of 490,250 shares of Series E Preferred Stock, in all cases for cash at a redemption price equal to the Redemption Amount per share, plus all accrued and unpaid dividends thereon to the date of redemption provided that (x) redemptions are made pro rata (as nearly as practicable without creating factional shares) to all holders of Series E Preferred Stock, and (y) the Corporation shall not borrow funds, or delay making any capital expenditures or paying any operating expenses, for the purpose of making any such partial redemptions.

The “Redemption Amount” with respect to a share of Series E Preferred stock shall mean:

(i)    110% of the Liquidation Preference for redemption on or before March 16, 2019 ;

(ii)    120% of the Liquidation Preference for redemption from March 16, 2019 and prior to March 16, 2020; and

(iii)    130% of the Liquidation Preference for redemption on or after March 16, 2020.

If notice of redemption of any of the Series E Preferred Stock has been given by the Corporation pursuant to this Section 7(a) and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by the Corporation in trust for the pro rata benefit of the holders of any Series E Preferred Stock so called for redemption, then from and after the date of redemption dividends will cease to accrue on such Series E Preferred Stock, such Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price and except that conversion rights will continue up to the date the redemption price is paid. A holder of Series E Preferred Stock shall continue to have all preferences, conversion and other rights, and voting powers set forth herein with respect to all shares of Series E Preferred Stock subject to a notice of redemption under this Section 7(a) until such time as the holder receives the redemption price for such shares, for the avoidance of doubt, a holder may exercise conversion rights with respect to any shares of the holder’s Series E Preferred Stock so called for redemption up to the date of the payment of the redemption price of such shares to such holder.

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(b)    Unless full cumulative dividends on all Series E Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then-current dividend period, no Series E Preferred Stock shall be redeemed unless all outstanding Series E Preferred Stock is simultaneously redeemed and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any Series E Preferred Stock (except by exchange for any Junior Shares); provided, however, that the foregoing shall not prevent the purchase by the Corporation of any Series E Preferred Stock in accordance with Article IX of the Articles, or the purchase or acquisition of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Stock. Subject to applicable law and the limitation on purchases when dividends on the Series E Preferred Stock are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase any Series E Preferred Stock pro rata from the holders of the Series E Preferred Stock by tender or by private agreement transactions duly authorized by the Board.

(c)    Notice of redemption by the Corporation of the Series E Preferred Stock shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 calendar days prior to the date of redemption. A similar notice shall be mailed by the Corporation by first class mail, postage prepaid, not less than 30 nor more than 60 calendar days prior to the date of redemption, addressed to each holder of record of the Series E Preferred Stock to be redeemed at such holder’s address as the same appears on the share records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the date of redemption; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed; (iv) the place or places where the Series E Preferred Stock is to be surrendered for payment of the redemption price; and (v) dividends will cease to accrue on the redemption date.

(d)    Immediately prior to any redemption of Series E Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the date of redemption, unless a date of redemption falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series E Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)    All Series E Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock in accordance with the applicable provisions hereof and elsewhere in the Articles.

8.    Conversion.

(a)    The conversion price for each share of the Series E Preferred Stock shall equal $2.13 and shall be subject to adjustment as set forth in Section 8 below (the “Conversion Price”). Subject to obtaining shareholder approval pursuant to Nasdaq Marketplace Rules as described below, each share of Series E Preferred Stock shall be convertible in accordance with the terms of this Section 8, at any time and from time to time from and after February 28, 2019 at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Liquidation Preference of such share of Series E Preferred Stock, plus the aggregate accrued or accumulated and unpaid dividends thereon through the Conversion Date

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(as defined below), by the Conversion Price in effect on the Conversion Date. A holder of the Series E Preferred Stock shall effect any such conversion by providing the Corporation with a written conversion notice (each, a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series E Preferred Stock to be converted, the number of shares of Series E Preferred Stock owned prior to the conversion at issue, the number of shares of Series E Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effective (such effective date, the “Conversion Date”); provided, however, that the Conversion Date may not be less than 30 days after the date on which the Notice of Conversion is delivered to the Corporation. If a Conversion Date is not specified, or is less than 30 calendar days after delivery of the Notice of Conversion, the Notice of Conversion shall be effective on the 30th day (or if such day is not a Business Day, the next Business Day) following delivery of the Notice of Conversion.

(b)    Upon receipt of a Notice of Conversion, the Corporation shall promptly notify all other holders of Series E Preferred Stock, if any (each, a “Non-converting Holder”), that a Notice of Conversion has been delivered and provide each Non-converting Holder with a copy of such Notice of Conversion. The Board shall deliver a waiver of the Ownership Limit to a Non-converting Holder pursuant to Article IX(A)(7) of the Articles prior to the Conversion Date if (i) such Non-converting Holder provides the Board the representations and undertakings specified in Article IX(A)(7) of the Articles prior to the Conversion Date and (ii) the Board has received the opinion of counsel specified in Article IX(A)(7) of the Articles prior to the Conversion Date (which the Corporation shall use commercially reasonable efforts to obtain, at the Corporation’s expense). In the event a Non-converting Holder fails to provide such representations and undertakings, or the Corporation is unable to obtain such opinion of counsel notwithstanding commercially reasonable efforts to do so, the minimum number of shares of Series E Preferred Stock held by such Non-converting Holder necessary to cause such Non-converting Holder to satisfy the Ownership Limit shall automatically without any further action by such Non-converting Holder or the Corporation convert (along with the aggregate accrued or accumulated and unpaid dividends thereon) into an aggregate number of shares of Common Stock (including any fraction of a share) determined in accordance with this Section 8 on the Conversion Date, concurrently with the conversion of the shares specified in the Notice of Conversion.

(c)    At the first annual meeting of shareholders following the issuance of the Series E Preferred Stock, the Corporation shall seek (and use commercially reasonable efforts to obtain) shareholder approval of an amendment to the Articles that, in connection with any conversion of the Series E Preferred Stock, eliminates the requirement that the Board obtain such representations and undertakings from a Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of shares of the Series E Preferred Stock will violate the Ownership Limit, so long as the Board is able to obtain the opinion of counsel specified in Article IX(A)(7) of the Articles. In the event such amendment is approved by the shareholders of the Corporation, the second and third sentences of Section 9(b) above shall deemed to be amended to eliminate the requirement for a Non-Converting Holder to deliver the representations and undertakings specified in Article IX(A)(7) of the Articles.

(d)    “Qualified Pricing Event” means the Common Stock trades for 60 consecutive trading days (or such longer trading period to have at least 5 trading days on which trades occurred) at a weighted market sales price average equal to or greater than 120% of the Conversion Price as reported by the Nasdaq Stock Market or any other national securities exchange on which the Common Stock are then listed for trading, or if none, the as reported “over the counter” trade price for such time period (a “Qualified Pricing Event Period”). In the event of a Qualified Pricing Event, an aggregate number of shares of Series E Preferred

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Stock (including any fraction of a share) as is determined by (i) multiplying the daily weighted market sales price average by the daily average volume of the Common Stock during the Qualified Pricing Event Period, and then (ii) multiplying the result by 15, and then (iii) dividing that result by the Liquidation Preference (the “Qualified Number of Shares”) shall automatically convert into an aggregate number of shares of Common Stock (including any fraction of a share) as is determined by (x) multiplying the Qualified Number of Shares (including any fraction of a share) by the Liquidation Preference thereof, and then (y) dividing the result by the Conversion Price then in effect. The 60th trading date (or last day of such longer trading period needed to have at least 5 trading days on which trades occurred at the required weighted market sales price average) of a Qualified Pricing Event shall be deemed a Conversion Date and such automatic conversion of the Qualified Number of Shares into shares of Common Stock shall be deemed to have occurred in accordance with the terms hereof at 5:00 p.m. New York City time on such date. No automatic conversion of Series E Preferred Stock shall occur pursuant to this Section 8(d) during a period of 90 calendar days following an automatic conversion of Series E Preferred Stock (an “Automatic Conversion Limitation Period”) but may occur on the 91st day and any day thereafter, unless prohibited by another Automatic Conversion Limitation Period.

The shares of Series E Preferred Stock that are converted into the number of shares of Common Stock as provided in this Section 8(d) (i) shall be automatically converted upon the occurrence of a Qualified Pricing Event without any further action by the holders of such shares or the Corporation, and (ii) shall be made pro rata (as nearly as practicable without creating factional shares) to all holders of Series E Preferred Stock. As promptly as practicable following such Qualified Pricing Event, the Corporation shall send each holder of shares of Series E Preferred Stock written notice of such event and the number of such holder’s shares of Series E Preferred Stock that were automatically converted, along with the payment of any accrued and unpaid dividends with respect to such shares of Series E Preferred Stock through the Conversion Date. Upon receipt of such notice and any such payment, each holder shall surrender to the Corporation the certificate or certificates representing all shares of Series E Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), unless such shares are held in uncertificated form, and upon receipt thereof by the Corporation such holder shall be issued a certificate or certificates representing the shares of Common Stock into which such shares of Series E Preferred Stock were converted.

(e)    To receive shares of Common Stock upon conversion of shares of Series E Preferred Stock, a holder shall surrender the certificate(s) representing the shares of Series E Preferred Stock to be converted to the Corporation together with the delivery of the Notice of Conversion, if applicable, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers) unless such shares are held in uncertificated form. Shares of Series E Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled.

(f)    Promptly after each Conversion Date, the Corporation shall deliver, or cause to be delivered, to the converting holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Series E Preferred Stock.

(g)    No fractional Common Stock shall be issued upon conversion of Series E Preferred Stock. All Common Stock (including fractions thereof) issuable upon conversion of Series E Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the exercise would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional shares, pay cash equal to the product of such fraction

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multiplied by the fair market value per share of Common Stock on the Conversion Date (as reported by the Nasdaq Stock Market or any other national securities exchange on which the Common Stock is then listed for trading, or if none, the most recently reported “over the counter” trade price or if none, as determined in good faith by the Board).

(h)    The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series E Preferred Stock, free from all liens and preemptive rights, a sufficient number of shares of Common Stock to effect the conversion of all then-outstanding shares of Series E Preferred Stock in accordance with the terms hereof. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall use its best efforts to list the Common Stock required to be delivered upon conversion of the Series E Preferred Stock, prior to such delivery, upon any national securities exchange upon which the Common Stock is listed at the time of such delivery.

(i)    The issuance of certificates for shares of the Common Stock on conversion of the Series E Preferred Stock shall be made without charge to any holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(j)    At the first annual meeting of shareholders following the issuance of the Series E Preferred Stock, the Corporation shall seek (and use best efforts to obtain) shareholder approval pursuant to applicable Nasdaq Marketplace Rules of the Conversion Price to be used to determine the number of shares of Common Stock issued upon conversion of the Series E Preferred Stock. In the event shareholder fail to so approve the Corporation, the Corporation will successively seek similar approval at the next annual meetings of shareholders until February 28, 2022. If shareholder approval is not obtained, the Series E Preferred Stock shall not be convertible.

9.    Certain Adjustments and Rights.

(a)    If the Corporation, at any time while this Series E Preferred Stock is outstanding: (i) pays a stock dividend or makes a distribution to holders of any class or series of capital stock of the Corporation in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series E Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock by reclassification of the Common Stock, or (v) undertakes any transaction similar to or having the effect of the foregoing transactions, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. As an example of an adjustment, an 8 for 1 reverse stock split would cause a $2.00 conversion price to be a $16.00 converion price. Any adjustment made pursuant to this Section 9(a) (shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

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(b)    If at any time after the issuance of the Series E Preferred Stock, the Corporation issues any rights, options or warrants pro rata to all holders of Common Stock to purchase Common Stock (or securities convertible into or exchangeable for Common Stock) (the “Purchase Rights”), then each holder of Series E Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder would have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Series E Preferred Stock immediately before the date on which a record is taken for the issuance of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the issuance of such Purchase Rights.

(c)    Whenever the Conversion Price is adjusted pursuant to any provision of this Section 9, the Corporation shall promptly deliver to each holder of Series E Preferred Stock a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(d)    Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

10.    Put Right.

(a)    Subject to obtaining shareholder approval pursuant to Nasdaq Marketplace Rules as described below, each holder of Series E Preferred Stock will have the right (a “Put Right”), exercised by notice delivered by such holder to the Corporation on or after March 16, 2021 (a “Put Right Notice”), to require the Corporation to redeem all, but not less than all, of such holder’s then outstanding Series E Preferred Stock at a value per share of at 130% of the Liquidation Preference plus accrued and unpaid dividends on a date specified in the Put Right Notice (a “Put Right Exercise Date”); provided, however, that a Put Right Exercise Date may not be less than 30 calendar days after the date on which a Put Right Notice is delivered to the Corporation. If a Put Right Exercise Date is not specified, or is less than 30 calendar days after the delivery of the Put Right Notice, the Put Right Notice shall be effective on the 30th calendar day (or if such day is not a Business Day, the next Business Day) following the delivery of the Put Right Notice.    Any redemption pursuant to a Put Right shall be in cash or Common Stock at the election of the Corporation. If in connection with the exercise of a Put Right the Corporation elects to redeem the Series E Preferred Stock with Common Stock, then the number of shares of Common Stock issued shall be determined by dividing (i) the sum of (a) 130% of the aggregate Liquidation Preference of the shares of Series E Preferred Stock to be redeemed and (b) any accrued and unpaid dividends with respect to such shares of Series E Preferred Stock through the redemption by (ii) the market value of the Common Stock. The market value per share of the Common Stock payment (the “Put Right Common Stock Market Value”) shall be the greater of (a) the weighted market sale price average of the Common Stock for the 30 trading days (or such longer trading period as required to have at least 5 trading days on which trades occurred) preceding the Put Right Notice, and (b) if the shareholder described in Section 10(b) is obtained, $0.75 (appropriately adjusted in the same manner as the Conversion Price pursuant to Section 9).

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(b)    Upon receipt of a Put Right Notice, the Corporation shall promptly notify all other holders of Series E Preferred Stock, if any (each, a “Non-exercising Holder”), that a Put Right Notice has been delivered and provide each Non-exercising Holder with a copy of such Put Right Notice. The Board shall deliver a waiver of the Ownership Limit to a Non-exercising Holder pursuant to Article IX(A)(7) of the Articles prior to the Put Right Exercise Date if (i) such Non-exercising Holder provides the Board the representations and undertakings specified in Article IX(A)(7) of the Articles prior to the Put Right Exercise Date and (ii) the Board has received the opinion of counsel specified in Article IX(A)(7) of the Articles prior to the Put Right Exercise Date (which the Corporation shall use commercially reasonable efforts to obtain, at the Corporation’s expense). In the event a Non-exercising Holder fails to satisfy the conditions of any existing waiver previously granted to it, and fails to provide such representations and undertakings, or the Corporation is unable to obtain such opinion of counsel notwithstanding commercially reasonable efforts to do so, the minimum number of shares of Series E Preferred Stock held by such Non-exercising Holder necessary to cause such Non-exercising Holder to satisfy the Ownership Limit shall without any further action by such Non- exercising Holder or the Corporation automatically be converted (along with the aggregate accrued or accumulated and unpaid dividends thereon) into an aggregate number of shares of Common Stock (including any fraction of a share) determined in accordance with this Section 10 on the Put Right Exercise Date, concurrently with the conversion of the shares specified in the Put Right Conversion; provided, however, that the Non-exercising Holder shall, if necessary, be permitted, in connection with the exercise by another Holder of its Put Right, to put such portion of its shares above as may be required to enable the Corporation to obtain the opinion of counsel contemplated above or to satisfy the conditions of any existing waiver previously granted to it (the “Secondary Put Right”). The consideration delivered by the Corporation in connection with the exercise of a Secondary Put Right shall be calculated in accordance with the pricing mechanism specified in paragraph (a) and shall be paid with the same type and proportion of consideration elected by the Corporation with respect to the Put Right.

(c)    At the first annual meeting of shareholders following the issuance of the Series E Preferred Stock, the Corporation shall seek (and use best efforts to obtain) shareholder approval pursuant to applicable Nasdaq Marketplace Rules of the Put Right Common Stock Market Value to be used to determine the number of shares of Common Stock issued upon exercise of a Put Right. In the event shareholder fail to so approve the Put Right Common Stock Market Value, the Corporation will successively seek similar approval at the next annual meetings of shareholders until February 28, 2022. If shareholder approval is not obtained, the Put Right shall not be exercisable.

11.	Articles of Incorporation and Bylaws.

The rights of all holders of the Series E Preferred Stock and the terms of the Series E Preferred Stock are subject to the provisions of the Articles and the Bylaws of the Corporation, including, without limitation, the restrictions on transfer and ownership contained in Article IX of the Articles.

B.    Exclusion of Other Rights.

Except as may otherwise be required by applicable law, the Series E Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein or elsewhere in the Articles. The Series E Preferred Stock shall have no preemptive or subscription rights.

C.    Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

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D.    Severability of Provisions.

If any voting power, preference or relative, participating, optional and other special right of the Series E Preferred Stock is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series E Preferred Stock or qualifications, limitations and restrictions thereof shall be given such effect. None of the voting powers, preferences or relative participating, optional or other special rights of the Series E Preferred Stock or qualifications, limitations or restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special right of Series E Preferred Stock or qualifications, limitations or restrictions thereof unless so expressed herein.

SECOND:    The shares of Series E Cumulative Convertible Preferred Stock have been classified and established by the Board under the authority contained in the Articles.

THIRD:    These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH:    The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to it by its Treasurer on this 28th day of February, 2017.

CONDOR HOSPITALITY TRUST, INC.

By:	/s/ J. William Blackham
Name: J. William Blackham
Title: Chief Executive Officer

ATTEST:

By:	/s/ Patricia M. Morland
Name: Patricia M. Morland
Title: Treasurer

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